Filed pursuant to Rule 424(b)(2)
Registration No. 333-282748 and 333-282748-02

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2026

Preliminary Prospectus Supplement (to prospectus dated October 21, 2024)

OMNICOM FINANCE HOLDINGS PLC

€

      % Senior Notes due 20

Issue price:            %

Fully and Unconditionally Guaranteed by

OMNICOM GROUP INC.

Interest payable

The            % Senior Notes due 20            (the “notes”) will be issued by Omnicom Finance Holdings plc (the “Issuer”). The notes will bear interest at the rate of            % per annum. Interest on the notes will be payable annually in arrears on            of each year, commencing on            , 2027. The Issuer may redeem all or part of the notes at any time at the applicable redemption price as described under the caption “Description of Notes — Optional Redemption” on page S-18 of this prospectus supplement and “Description of International Debt Securities” on page 18 of the accompanying prospectus.

If Omnicom Group Inc. (the “Company”) experiences a change of control triggering event, unless the Issuer has exercised its option to redeem the notes, the Issuer will be required to offer to purchase the notes from holders as described under the caption “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event.” In addition, the Issuer may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of the United Kingdom or the United States as described under the caption “Description of Notes — Redemption Upon Changes in Withholding Taxes.”

The notes will be the unsecured and unsubordinated obligations of the Issuer and will rank equal in right of payment to all of its existing and future unsecured senior indebtedness.

The Issuer’s obligations in respect of the notes will be fully and unconditionally guaranteed by the Company. The guarantee will be an unsecured and unsubordinated obligation of the Company and will rank equal in right of payment to all existing and future unsecured senior indebtedness of the Company.

The notes are a new issue of securities with no established trading market. Application will be made to have the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as well as the Company’s other filings with the Securities and Exchange Commission that are incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discount		Proceeds, Before Expenses
Per note		%		%		%
Total	€		€		€

____________

(1)      Plus accrued interest from            , 2026, if settlement occurs after that date.

The notes are expected to be delivered in book-entry form and will be registered in the name of a nominee for a common depositary on behalf of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg against payment on or about            , 2026.

Joint Global Coordinators and Joint Book-Running Managers

Citigroup	Deutsche Bank

Joint Book-Running Managers

BNP PARIBAS	HSBC

The date of this prospectus supplement is            , 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.

We have not, and the underwriters and their affiliates have not, authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the underwriters or their affiliates. We are not, and the underwriters and their affiliates are not, making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

When used in this prospectus supplement, the term “Omnicom Group” refers to Omnicom Group Inc. together with its consolidated subsidiaries; the term “Company” refers only to Omnicom Group Inc. and not its subsidiaries; the term “Issuer” refers only to Omnicom Finance Holdings plc; and the terms “we,” “us,” and “our,” refer collectively to Omnicom Group Inc. and Omnicom Finance Holdings plc, in each case, unless the context otherwise requires or indicates, as in the section captioned “Description of International Debt Securities” beginning on page 18 of the accompanying prospectus. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any related free writing prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

MIFID II PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND
ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

The notes offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a member state of the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA (“Member State”) will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the EU Prospectus Regulation.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires notes is not a “retail investor” (as defined above).

UK MIFIR PRODUCT GOVERNANCE/PROFESSIONAL INVESTORS AND
ELIGIBLE COUNTERPARTIES ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (the “UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

S-iii

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

The notes offered hereby are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the POAT Regulations and that no prospectus will be required to be prepared and published for the purposes of the Prospectus Rules: Admission to Trading on a Regulated Market Sourcebook (the “PRM”). This prospectus supplement is not a prospectus for purposes of the PRM.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Underwriter and the Company that it and any person on whose behalf it acquires notes is not a “retail investor” (as defined above).

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE NOTES, DEUTSCHE BANK AG, LONDON BRANCH (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES DURING THE STABILIZATION PERIOD AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE DATE ON WHICH THE ISSUER RECEIVED THE PROCEEDS OF THE ISSUE OR 60 CALENDAR DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR ANY PERSON ACTING ON ITS BEHALF) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES AND WILL BE UNDERTAKEN AT THE OFFICES OF THE STABILIZING MANAGER (OR ANY PERSON ACTING ON ITS BEHALF).

S-iv

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements, other than statements of historical fact, may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

•        risks relating to the completed merger (the “Merger”) between Omnicom and The Interpublic Group of Companies, Inc. (“IPG”), including risks related to the integration of IPG’s business, such as, among others: uncertainties associated with retaining key management and other employees; potential disruptions to client, vendor, and business partner relationships; the risk that integration activities may be more time-consuming, complex, or costly than expected; the possibility that anticipated synergies, efficiencies, and other benefits of the Merger may not be realized, or may be realized more slowly than anticipated; and risks associated with managing a larger, more complex combined organization and effectively integrating systems, processes, operations, and cultures;

•        adverse economic conditions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise our major markets, labor and supply chain issues affecting the distribution of our clients’ products, or a disruption in the credit markets;

•        international, national or local economic conditions that could adversely affect us or our clients;

•        reductions in client spending, a slowdown in client payments or a deterioration or disruption in the credit markets;

•        the ability to attract new clients and retain existing clients in the manner anticipated;

•        changes in client marketing and communications services requirements;

•        failure to manage potential conflicts of interest between or among clients;

•        unanticipated changes related to competitive factors in the marketing and communications services industries;

•        unanticipated changes to, or an inability to hire and retain, key personnel;

•        currency exchange rate fluctuations;

•        reliance on information technology systems and risks related to cybersecurity incidents;

•        effective management of the risks, challenges and efficiencies presented by utilizing AI technologies and related partnerships in our business, and their use by our competitors;

•        failure to adapt to technological developments;

•        our liquidity, long-term financing needs, credit ratings and access to capital markets;

•        changes in legislation or governmental regulations affecting us or our clients;

•        losses on media purchases and production costs incurred on behalf of clients;

•        risks associated with assumptions we make in connection with our acquisitions, critical accounting estimates and legal proceedings;

S-v

•        our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries;

•        risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives;

•        changes in tax rates, tax laws, regulations or interpretations, or adverse outcomes of tax audits or proceedings; and

•        other business, financial, operational and legal risks and uncertainties detailed from time to time in our SEC filings.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 10-K”) as well as in the Company’s other filings with the SEC that are incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements.

S-vi

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, in their entirety before making an investment decision.

Omnicom Group Inc.

Omnicom Group Inc. (“Omnicom Group”), a New York corporation formed in 1986, is a strategic holding company that operates through global networks, connected capabilities and specialized agencies, which connect its comprehensive portfolio of companies to deliver marketing, sales, communications, and commerce services to many of the largest global companies. Omnicom Group’s products and service offerings support client objectives across Omnicom Group’s primary focus areas: media, content, commerce, generative AI, and branding communications.

Omnicom Group’s agencies integrate data, creativity, and technology to deliver coordinated marketing, communications, and commerce solutions. All of Omnicom Group’s agencies are supported by its integrated technology platform: Omni- including Acxiom and Interact, which were acquired by IPG and Flywheel Commerce Cloud, as well as privacy-focused identity and data management capabilities. These capabilities include the integration of emerging AI-based tools, such as generative AI, into planning, creative advertising, media, and analytics workflows.

Omnicom Group client teams collaborate and accelerate client-service innovation through two integral enterprise-wide solutions: the Global Growth Team (GGT) and Omnicom Group’s Client Success Leaders (CSLs). GGT ensures an integrated, enterprise-level view of client needs and innovative solutions across new business development. CSLs manage Omnicom Group’s agency’s capabilities, providing holistic, tailored solutions across Omnicom Group’s service lines for individual client strategies and KPIs to enable client success.

Omnicom Group’s global networks include: Omnicom Advertising (OA), Omnicom Media (OM), the DAS Group of Companies (DAS), and the Communications Consultancy Network (CCN). OA includes Omnicom Group’s creative brands, BBDO, TBWA, and McCann, which were acquired from IPG, and the brands included within the Advertising Collective. OM includes OMD, PHD, Hearts & Sciences, as well as UM, Acxiom, Initiative and Mediahub, which were acquired from IPG. DAS includes Omnicom Precision Marketing and MRM, which were acquired from IPG and Omnicom Health, which includes IPG Health. CCN includes FleishmanHillard and Ketchum, as well as Golin and Weber Shandwick, which were acquired from IPG.

On a global, pan-regional, and local basis, Omnicom Group’s agencies provide a comprehensive range of services in the following fundamental disciplines: Media & Advertising, Precision Marketing, Public Relations, Healthcare, Branding & Retail Commerce, Experiential, and Execution & Support. Media & Advertising includes strategic media planning, buying and optimization, data and analytics, creative services, and content production. Precision Marketing includes technology and digital transformation consulting, decision sciences, digital experience design, customer relationship management, and e-commerce and enterprise platforms. Public Relations services include corporate communications, crisis management, public affairs and media and media relations services. Healthcare includes corporate communications and advertising and media services to global healthcare and pharmaceutical companies. Branding & Retail Commerce includes brand and product consulting, strategy and research, and retail marketing. Experiential marketing services include live and digital events and experience design and execution. Execution & Support includes field marketing, sales support, digital and physical merchandising, point-of-sale and product placement, as well as other specialized marketing and custom communications services. Omnicom Group’s Omni platform integrates data and technology in support of the services provided by all of its disciplines. Omnicom Group’s geographic markets include the Americas, which includes North America and Latin America, Europe, the Middle East and Africa (EMEA), and Asia-Pacific.

Omnicom Group’s business model was built and continues to evolve around its clients. While Omnicom Group’s networks, connected capabilities and agencies operate under different names and frame their ideas in different disciplines, Omnicom Group organizes its services around its clients. Omnicom Group’s fundamental business principle is that its clients’ specific requirements are the central focus of how it structures its service offerings and allocates its resources. This client-centric business model requires that multiple agencies and disciplines within Omnicom Group collaborate in formal client networks, such as its CSLs and GGT, as well as informal virtual client networks, resulting in a client matrix organization structure. This collaboration allows Omnicom Group to execute its clients’ marketing requirements in a consistent and comprehensive manner. Omnicom Group uses its client-centric approach to grow its business by expanding its service offerings to existing clients, moving into new markets and obtaining new clients. In addition, Omnicom Group pursues selective acquisitions of complementary companies with strong entrepreneurial management teams that could fill gaps in its service delivery to its existing clients.

Omnicom Group believes generative AI and agentic AI have, and will continue to have, a significant impact on how it provides services to its clients and how it enhances the productivity of its people. As the marketing industry adjusts to the evolving AI landscape, Omnicom Group seeks to leverage these technologies to better serve its clients and maintain its competitive advantage. In January 2026, Omnicom Group unveiled its next generation of Omni, its proprietary marketing intelligence platform. Omni integrates Omnicom Group’s connected capabilities, high-quality and comprehensive identity and data infrastructure, and cutting-edge AI into a single operating system that Omnicom Group believes will give clients a unified foundation to connect strategy, execution, and performance across their entire marketing ecosystem.

As Omnicom Group continues to make investments in new technologies, it remains committed to responsible AI practices and collaboration to harness AI’s potential, while evaluating related risks, such as ethical considerations, public perception and reputational concerns, intellectual property protection, regulatory compliance, privacy and data security concerns and Omnicom Group’s ability to effectively adopt this new emerging technology.

Global economic conditions and disruptions have a direct impact on Omnicom Group’s business and financial performance. Adverse global economic conditions and disruptions pose a risk that Omnicom Group’s clients may reduce, postpone or cancel spending on marketing and communications services, which would reduce the demand for its services. Revenue is typically lower in the first and third quarters and higher in the second and fourth quarters, reflecting client spending patterns during the year, as well as additional project work that usually occurs in the fourth quarter. Certain global events targeted by major marketers for advertising expenditures, such as the FIFA World Cup and the Olympics, and certain national events, such as the U.S. election process, may affect Omnicom Group’s revenue year-over-year in certain businesses. Typically, these events do not have a significant impact on Omnicom Group’s revenue in any period.

Given Omnicom Group’s size and breadth, it monitors several financial indicators. The KPIs that Omnicom Group focuses on are revenue growth and variability of operating expenses.

Omnicom Group analyzes revenue growth by reviewing the components and mix of the growth, including growth by principal regional market, connected capabilities and marketing disciplines, the impact from foreign currency exchange rate changes, and growth from its largest clients. Operating expenses primarily consist of cost of services, selling, general and administrative expenses, and depreciation and amortization, and are analyzed for each network by the Company’s Chief Operating Decision Maker, who allocates resources accordingly.

Driven by its clients’ continuous demand for more effective and efficient marketing activities, Omnicom Group strives to provide an extensive range of marketing and communications services through various client-centric networks that are organized to meet specific client objectives. Omnicom Group’s service offerings include:

advertising	e-commerce optimization
branding	entertainment marketing
content marketing	experiential marketing
crisis communications	field marketing
customer data analytics and data-driven decision making	healthcare marketing and communications
customer relationship management	in-store design
decision sciences	investor relations
digital experience design	marketing research
digital transformation	media planning and buying
merchandising and point of sale	public affairs
mobile marketing	public relations
multi-cultural marketing	retail media and e-commerce
organizational communications	shopper marketing
package design	structured innovation
performance marketing	studio production
product placement	social media and influencer marketing
promotional marketing	sports and event marketing

Omnicom Group’s principal corporate offices are located at 280 Park Avenue, New York, New York 10017; 1055 Washington Boulevard, Stamford, Connecticut 06901; and 525 Okeechobee Boulevard, West Palm Beach, Florida 33411. Omnicom Group also maintains executive offices in London, England; and Shanghai, China and its telephone number is (212) 415-3600.

The Company’s common stock is traded on the New York Stock Exchange under the symbol “OMC.” For additional information regarding Omnicom Group’s business, see the 2025 10-K, and other SEC filings made by the Company, which are incorporated by reference into this prospectus supplement. Copies of these filings may be obtained as described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

Omnicom Finance Holdings plc

Omnicom Finance Holdings plc (the “Issuer”) is a wholly owned indirect subsidiary of the Company. The Issuer does not have any independent operations. The Issuer’s assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in Europe and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their respective regions and the related interest receivables.

The Issuer is a public limited company organized under the laws of England and Wales. Its principal office is located at Bankside 3, 90-100 Southwark Street, London, SE1 0SW, United Kingdom and its telephone number is +44 (0) 20-7298-7007.

The Offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” in this prospectus supplement and “Description of International Debt Securities” in the accompanying prospectus for a more detailed description of the terms and conditions of the notes.

Issuer	Omnicom Finance Holdings plc
Guarantor	Omnicom Group Inc. will fully and unconditionally guarantee the full and punctual payment of principal of, premium, if any, and interest on the notes on a senior unsecured basis.
Notes Offered	€ aggregate principal amount of % Senior Notes due 20 .
Maturity	The notes will mature on , 20 .
Interest Rate	The notes will bear interest from , 2026 at a rate equal to % per year, payable annually.
Interest Payment Date	of each year, commencing , 2027.
Ranking

The notes and the related guarantee will:

•   be general unsecured obligations of the Issuer and the Company, respectively;

•   rank equally in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Issuer and the Company, respectively;

•   rank senior in right of payment to any existing and future indebtedness of the Issuer and the Company, respectively, that is subordinated to the notes and the related guarantee, as applicable;

•   be effectively subordinated to any existing and future secured indebtedness of the Issuer and the Company, respectively, to the extent of the assets securing such indebtedness; and

•   be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments of the Company’s subsidiaries (other than the Issuer).

As of December 31, 2025, Omnicom Group had $9.3 billion aggregate principal amount of indebtedness outstanding, and on a pro forma basis after giving effect to the issuance and sale of the notes offered hereby and the application of the estimated net proceeds therefrom, Omnicom Group would have had approximately $            billion aggregate principal amount of indebtedness outstanding.

See “Risk Factors — The Company’s holding company structure may affect the Issuer’s and the Company’s ability to meet their respective obligations under the notes and guarantee” in this prospectus supplement.

Currency of Payment

All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption or repurchase of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then Member States of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used.

Denomination	The notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time at the applicable redemption price described herein under the caption “Description of Notes — Optional Redemption.”
Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a “Change of Control Triggering Event” (as defined under “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event”), unless the Issuer has exercised its option to redeem the notes, the Issuer will be required to make an offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Payment of Additional Amounts

Subject to the exceptions and limitations set forth in the accompanying prospectus, the Issuer or the Company may be required to pay to certain noteholders such additional amounts as may be necessary so that the net amount received by each holder of the notes after withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or the United States (or other jurisdiction in which the Issuer, the Company or, in each case, any successor thereof, may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of the Issuer or the Company), will equal the amount that such holder would have received if such taxes had not been required to be withheld or deducted. See “Description of Notes — Payment of Additional Amounts” in the accompanying prospectus.

Redemption Upon Changes in Withholding Taxes

The Issuer may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of the United Kingdom or the United States (or other jurisdiction in which the Issuer, the Company or, in each case, any successor thereof, may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of the Issuer or the Company) if, based on a written opinion of independent counsel chosen by the Issuer or the Company, the Issuer or the Company has become, or there is a substantial probability that the Issuer or the Company will become, obligated to pay additional amounts on the notes as described above.

This redemption would be at a redemption price equal to 100% of the principal amount of the notes being redeemed, together with accrued and unpaid interest on the notes being redeemed to the redemption date. See “Description of Notes — Redemption Upon Changes in Withholding Taxes” and “Description of International Debt Securities — Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Certain Covenants

The indenture governing the notes will contain covenants limiting our and our subsidiaries’ ability to, with certain exceptions:

•   create certain liens; and

•   consolidate or merge with, or convey, transfer or lease substantially all our assets to, another person.

You should read “Description of Notes” on page S-16 in this prospectus supplement and “Description of International Debt Securities” on page 18 of the accompanying prospectus for additional information on these covenants.

Listing

Application will be made to have the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time.

Use of Proceeds

The net proceeds we receive from the sale of the notes offered hereby, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately €            , or $            based on the euro/U.S. $ exchange rate set forth under “Currency Conversion.” We intend to use the net proceeds from the sale of the notes offered hereby for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of our common stock or other capital transactions. Pending the application of the net proceeds, we may invest such net proceeds in short-term investment grade obligations.

Book-Entry, Delivery and Form

The notes will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”), and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Euroclear and Clearstream, Luxembourg and their respective participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes — Book-Entry; Delivery and Form.”

We currently expect delivery of the notes to occur on or about            , 2026, which will be the            business day following the date of pricing of the notes (such settlement cycle being referred to as “T+            ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day (as such term is used for purposes of Rule 15c6-1 of the Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery of the notes will be required, by virtue of the fact that the notes will settle in T+            , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should consult their own advisors in this regard.

CUSIP/ISIN/Common Code
Risk Factors

See “Risk Factors” beginning on page S-8 of this prospectus supplement and the section entitled “Item 1A. Risk Factors” in the 2025 10-K as well as the Company’s other filings with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus for important information regarding us and an investment in the notes.

Further Issuances

We will have the ability to “reopen” the notes offered hereby and issue additional notes having the same terms, except with respect to the issue date, price to public, payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes; provided, that if such additional notes are not fungible with such notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. Any such additional notes issued will be considered part of the same series of notes under the indenture as the applicable notes offered hereby.

Trustee	Deutsche Bank Trust Company Americas. The address of the trustee is 1 Columbus Circle, 4th Floor, New York, New York 10019.
Paying Agent, Transfer Agent and Registrar	Deutsche Bank Trust Company Americas. The address of the paying agent, transfer agent and registrar is 1 Columbus Circle, 4th Floor, New York, New York 10019.
Governing Law	The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Legal Entity Identifier	213800JBHE39OG74OJ98.

RISK FACTORS

In considering whether to purchase notes, you should carefully consider all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including but not limited to the 2025 10-K and other information which may be incorporated by reference into this prospectus supplement and the accompanying prospectus as provided under “Where You Can Find More Information; Incorporation by Reference.” Although the risks are organized by headings, and each risk is discussed separately, many are interrelated. Our ability to achieve and maintain profitability and our ability to continue to fund our operations on an on-going basis will depend on a number of factors, some of which are beyond our control. In addition to the risk factors set forth below, you should carefully consider the information under “Special Note on Forward-Looking Statements” and the risk factors set forth under the caption “Risk Factors” contained in Item 1A of the 2025 10-K as well as the Company’s other filings with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to the Notes

The Company’s holding company structure may affect the Issuer’s and the Company’s ability to meet their respective obligations under the notes and guarantee.

The notes will be obligations of the Issuer and will be guaranteed only by the Company and not by any of the Company’s other subsidiaries. The Issuer is a wholly owned indirect subsidiary of the Company. Its assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in Europe, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their respective regions and the related interest receivables. The Company is a holding company and, accordingly, substantially all of its operations are conducted through its subsidiaries. As a result, the Issuer’s and the Company’s cash flow and their ability to make payments on their respective debt, including the notes and the guarantee, are dependent upon the earnings of these subsidiaries. The Company is dependent on the distribution of earnings, loans or other payments by the subsidiaries to it to service its obligations, including in respect of any payments pursuant to the guarantee of the notes and its other debt. In addition, to service its debt, the Issuer, as a finance subsidiary, is also dependent on the earnings of its and the Company’s subsidiaries, the sale of certain assets of its and the Company’s subsidiaries and ability of its and the Company’s subsidiaries to repay principal and interest on the intercompany loans.

The Company’s subsidiaries are separate and distinct legal entities. These subsidiaries have no obligation to pay any amounts due on the notes or to provide the Issuer or the Company with funds for their respective payment obligations, whether by dividends, distributions, repayment or making of loans or other payments. In addition, any payment or repayment of dividends, distributions, loans or advances by these subsidiaries to the Issuer or the Company could be subject to legal or contractual restrictions. Payments to the Issuer or the Company by the subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. If the Issuer or the Company do not have sufficient cash, or liquidity is not otherwise available, the Issuer and the Company may not be able to make principal or interest payments on outstanding debt, including under the notes and the guarantee.

Because of this structure, the notes will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries (including liabilities to trade creditors) and the guarantee will be structurally subordinated to all indebtedness and other liabilities (including liabilities to trade creditors) of all of the Company’s subsidiaries, which means that creditors of the Company’s subsidiaries will have priority with respect to the assets of such subsidiaries over the Issuer’s and the Company’s claims (and therefore the claims of the Issuer’s and the Company’s creditors, including holders of the notes and the guarantee). As of December 31, 2025, the operating subsidiaries of the Company had approximately $27.1 billion of outstanding liabilities, which includes trade payables and excludes intercompany liabilities.

The notes do not restrict the Issuer’s or the Company’s ability to incur additional debt, repurchase their securities or to take other actions that could negatively impact holders of the notes.

The Issuer and the Company are not restricted under the terms of the notes from incurring additional debt or repurchasing their securities. In addition, the indenture will not contain any covenants which require the Issuer or the Company to achieve or maintain any minimum financial results relating to their financial position or results of operations. The Issuer’s and the Company’s ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing their ability to make payments on the notes and the guarantee, as applicable.

An active trading market for the notes may not develop.

The notes are a new issue of securities with no established trading market. Although we intend to apply for listing of the notes for trading on The New York Stock Exchange, the listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at their fair market value or at any price.

If a trading market for the notes does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes. The price for the notes will depend on many factors, including:

•        our credit ratings with major credit rating agencies;

•        the prevailing interest rates being paid by other companies similar to us;

•        our financial condition, financial performance and future prospects; and

•        the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the price of the notes.

The Issuer may not be able to repurchase the notes upon a change of control.

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its option to redeem the notes, each holder of such notes will have the right to require the Issuer to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If the Company experiences a Change of Control Triggering Event, there can be no assurance that the Issuer would have sufficient financial resources available to satisfy its obligations to repurchase the notes. The Issuer’s failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for the Issuer, the Company and the holders of the notes. See “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event.”

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture governing the notes and the notes (including the guarantee) will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes or the guarantee would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time from the date the judgment is rendered. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

Laws in effect in the United Kingdom differ from the laws in effect in the United States and may afford less protection to holders of our securities. A judgment from a U.S. court may not be enforceable in the United Kingdom.

The Issuer is incorporated under the laws of England and Wales. The insolvency laws of the United Kingdom may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar. The Issuer will agree, in accordance with the terms of the indenture under which the notes and guarantee will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the guarantee brought in any federal or state court located in the borough of Manhattan in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible to enforce court judgments obtained in the United States against the Issuer in the United Kingdom based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of England and Wales would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors of the Issuer based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with the United Kingdom providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in England and Wales.

An investment in the notes by a holder whose home currency is not the euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption or repurchase price for the notes will be made in euro. An investment in the notes by a holder whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls with respect to the euro or the investor’s home currency. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies.

In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a U.S. holder, see “Certain U.S. Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes, related to the notes being denominated in euro. The European Union or one or more of its Member States may, in the future, impose exchange controls and modify any exchange controls imposed, which could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-Member States of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars by us at the most recently available market exchange rate (as defined in “Description of Notes — Payments in Euro”) for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of Notes — Payments in Euro.”

The notes will initially be held in book-entry form and therefore investors must rely on the procedures of Euroclear and Clearstream, Luxembourg to exercise any rights and remedies.

So long as Euroclear or Clearstream, Luxembourg or their common depositary or nominee is the registered holder of the notes issued in the form of one or more global notes, Euroclear, Clearstream, Luxembourg or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture and the notes. Payments of principal, interest and premium and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, Luxembourg, such common depositary or such nominee, as the case may be, as registered holder thereof. After payment to the common depositary for Euroclear and Clearstream, Luxembourg, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if investors own a book-entry interest, they must rely on the procedures of Euroclear and Clearstream, Luxembourg and, if investors are not participants in Euroclear and Clearstream, Luxembourg, they must rely on the procedures of the participant through which they own their interest, to receive such payments or to exercise any other rights and obligations of a holder of notes under the indenture.

Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if an investor owns a book-entry interest, it will be permitted to act only to the extent it has received appropriate proxies to do so from Euroclear and Clearstream, Luxembourg. The procedures implemented for the granting of such proxies may not be sufficient to enable such investor to vote on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture, unless and until definitive or certificated registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream, Luxembourg. The procedures to be implemented through Euroclear and Clearstream, Luxembourg, may not be adequate to ensure the timely exercise of rights under the notes. See “Description of Notes — Book-Entry; Delivery and Form” in this prospectus supplement.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

CURRENCY CONVERSION

All payments of interest, principal and premium, if any, including payments made upon any redemption or repurchase of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-Member States of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars by us on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of Notes — Payments in Euro.”

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors — An investment in the notes by a holder whose home currency is not the euro entails significant risks.”

As of February 20, 2026, the euro/U.S. $ exchange rate was €1.00 = U.S. $1.1781 as announced by the U.S. Federal Reserve Board.

USE OF PROCEEDS

The net proceeds we receive from the sale of the notes offered hereby, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately €            , or $            based on the euro/U.S. $ exchange rate set forth under “Currency Conversion.” We intend to use the net proceeds from the sale of the notes offered hereby for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper and short-term debt, refinancing of other debt, repurchases of our common stock or other capital transactions. Pending the application of the net proceeds, we may invest such net proceeds in short-term investment grade obligations.

CAPITALIZATION

The following table sets forth the Company’s actual consolidated cash and cash equivalents and capitalization, as of December 31, 2025, and as adjusted to reflect the issuance and sale of the notes offered hereby. You should read this table in conjunction with the Company’s financial statements and related notes and other financial and operating data included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2025 (Unaudited)
	Actual	As Adjusted(1)
	(In millions)
Cash and cash equivalents	$6,881.1	$

Short-term debt:
Current portion of long-term debt	$1,399.5	$
Short-term borrowings	62.0
Total short-term debt	$1,461.5	$

Long-term debt:(2)
3.600% Senior Notes due 2026	1,400.0
€500 Million 0.80% Senior Notes due 2027	588.7
4.650% Senior Notes due 2028(3)	500.0
2.450% Senior Notes due 2030	600.0
4.200% Senior Notes due 2030	600.0
4.750% Senior Notes due 2030(3)	650.0
€500 Million 1.40% Senior Notes due 2031	588.7
2.400% Senior Notes due 2031(3)	500.0
2.600% Senior Notes due 2031	800.0
€600 Million 3.70% Senior Notes due 2032	706.4
£325 Million 2.25% Senior Notes due 2033	439.1
5.375% Senior Notes due 2033(3)	300.0
5.300% Senior Notes due 2034	600.0
3.375% Senior Notes due 2041(3)	500.0
5.400% Senior Notes due 2048(3)	500.0
Notes offered hereby	—
Unamortized discount(4)	(192.3)
Unamortized debt issuance costs	(25.9)
Unamortized deferred gain (loss) from settlement of interest rate swaps	(0.2)
Current portion of long-term debt	(1,399.5)		—
Total long-term debt	$7,655.0	$

Temporary equity – redeemable noncontrolling interests	$363.2	$

	As of December 31, 2025 (Unaudited)
	Actual	As Adjusted(1)
	(In millions)
Equity:
Shareholders’ Equity:
Preferred stock	$—	$
Common stock	63.2
Additional paid-in capital	9,424.4
Retained earnings	10,782.4
Accumulated other comprehensive income (loss)	(1,265.8)
Treasury stock, at cost	(6,958.4)
Total shareholders’ equity	12,045.8
Noncontrolling Interests	647.2
Total Equity	$12,693.0
Total capitalization(5)	$22,133.5

____________

(1)      As adjusted amounts reflect the aggregate principal amount of €            from the issuance of the notes offered hereby, or $            based on the euro/U.S. $ exchange rate set forth under “Currency Conversion,” which amounts are exclusive of the underwriting discounts and estimated costs from this offering of €            .

(2)      All debt balances are presented at face value.

(3)      Senior notes issued by the Company in exchange for outstanding IPG notes in connection with the Merger. The Company’s newly issued senior notes and IPG notes that were untendered are presented together. The total aggregate principal amount of IPG notes that remain untendered is $185.0 million.

(4)      The unamortized discount includes the fair value adjustment to principal for debt acquired in the Merger and those exchanged. The total fair value adjustment recorded as discount to debt acquired was $185.1 million and will be amortized over the remaining term of the respective debt.

(5)      Total capitalization includes short-term debt, long-term debt, temporary equity and total equity.

DESCRIPTION OF NOTES

Set forth below is a description of the specific terms of the notes. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities, including the notes, set forth in the accompanying base prospectus under the caption “Description of International Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of the international debt securities in the base prospectus and the indenture. If the description of the notes in this prospectus supplement differs from the description of the international debt securities in the base prospectus, the description of the notes in this prospectus supplement supersedes the description of the international debt securities in the base prospectus.

General

The notes will be issued in an initial aggregate principal amount of €            . The notes will be issued only in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be fully and unconditionally guaranteed by the Company. The notes and the related guarantee will:

•        be general unsecured obligations of the Issuer and the Company, respectively;

•        rank equally in right of payment with all existing and any future unsecured senior and unsubordinated indebtedness of the Issuer and the Company, respectively;

•        rank senior in right of payment to any existing and future indebtedness of the Issuer and the Company, respectively, that is subordinated to the notes and the related guarantee, as applicable;

•        be effectively subordinated to any existing and future secured indebtedness of the Issuer and the Company, respectively, to the extent of the assets securing such indebtedness; and

•        be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments of the Company’s subsidiaries (other than the Issuer).

See “Risk Factors — The Company’s holding company structure may affect the Issuer’s and the Company’s ability to meet their respective obligations under the notes and guarantee” in this prospectus supplement.

As of December 31, 2025, Omnicom Group had $9.3 billion aggregate principal amount of indebtedness outstanding, and on a pro forma basis after giving effect to the issuance and sale of the notes offered hereby and the application of the estimated net proceeds therefrom, Omnicom Group would have had approximately $            billion aggregate principal amount of indebtedness outstanding. See “Capitalization” in this prospectus supplement.

The specific terms of the notes are set forth below:

•        Title:            % Senior Notes due 20

•        Initial principal amount being issued:    €

•        Stated maturity date:            , 20

•        Interest rate:            %

•        Date interest starts accruing:            , 2026

•        Interest payment date:            of each year

•        First interest payment date:            , 2027

•        Regular record date for interest:            of each year

•        Computation of interest:    Interest will be computed on the basis of the actual number of days elapsed in the period for which interest is being calculated and the actual number of days from and including the last day on which interest was paid on the notes (or            , 2026 if no interest has been paid on the

notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association).

•        Form of notes:    The notes will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf Euroclear and Clearstream, Luxembourg, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg.

•        Sinking fund:    The notes will not be subject to any sinking fund.

•        Trustee:    Deutsche Bank Trust Company Americas.

•        Paying Agent, Transfer Agent and Registrar:    Deutsche Bank Trust Company Americas.

Guarantee

The Company will fully and unconditionally guarantee the due and punctual payment of all obligations of the Issuer under the indenture and the notes, whether for the payment of principal of, premium, if any, or interest or any Additional Amounts (as defined in the section “Description of International Debt Securities — Payment of Additional Amounts” in the accompanying prospectus), on the notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of the Company and will rank equally with all of its other unsecured and unsubordinated obligations.

Payments in Euro

Initial holders will be required to pay for the notes in euro, and all payments of interest, principal and premium, if any, including payments made upon any redemption or repurchase of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-Member States of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars by us at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date (the “market exchange rate”). Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Neither the trustee nor the paying agent for the notes shall have any responsibility for any calculation or conversion in connection with the foregoing.

Holders of the notes will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors — An investment in the notes by a holder whose home currency is not the euro entails significant risks.”

Business Day

For purposes of the notes, “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the “T2” system), or any successor thereto, is open.

Optional Redemption

Prior to the Par Call Date, the Issuer may redeem the notes at its option, in whole at any time, or in part from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of such notes at least 10 days but not more than 60 days prior to the redemption at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    the sum of the present values of the Remaining Scheduled Payments (as defined below) on such notes to be redeemed discounted to the date of redemption on an annual basis (assuming an ACTUAL/ACTUAL (ICMA) day count fraction) at the applicable Comparable Government Bond Rate plus            basis points, and

(2)    100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of such notes at least 10 days but not more than 60 days prior to the redemption at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German federal government bond whose maturity is closest to the maturity of the notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German federal government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German federal government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us.

“Par Call Date” means            , 20            .

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the maturity date of such note was the Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to, but excluding, such redemption date.

Any notice of any redemption of the notes may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the relevant redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before any redemption date, we will deposit with the paying agent (or the trustee, if other than the paying agent) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date.

If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by such method as the trustee deems fair and appropriate, subject to the procedures of Euroclear and Clearstream, Luxembourg as to global notes.

Repurchase at the Option of Holders Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless the Issuer has exercised its option to redeem the notes as described under “— Optional Redemption,” each holder of notes will have the right to require the Issuer to repurchase all or a portion of such holder’s notes pursuant to a change of control offer described below (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Issuer becomes aware that a Change of Control Triggering Event has occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail or electronic delivery, a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

To the extent that the Issuer is required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, it may not have sufficient funds to purchase the notes in cash at such time. In addition, the Issuer’s ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to its indebtedness outstanding at the time. The failure to make such purchase would result in a default under the indenture and the notes.

The Issuer will be required to comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the indenture and the notes, the Issuer will be required to comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the indenture and the notes by virtue of any such compliance.

On each Change of Control Payment Date, the indenture will provide that the Issuer will, to the extent lawful:

•        accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

•        deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

•        deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

“Below Investment Grade Rating Event” occurs if both the rating on the notes is lowered by each of the Rating Agencies and such notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)    the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2)    the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding shares of the Company’s Voting Stock, measured by voting power rather than number of shares; or

(3)    the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a wholly owned subsidiary of a holding company and (ii) the holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to such transaction.

The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its subsidiaries taken as a whole to another Person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade” means a rating equal to or higher than Baa3 (or its equivalent under any successor rating categories) by Moody’s and BBB- (or its equivalent under any successor rating categories) by S&P, or, in each case, if such Rating Agency ceases to rate the notes or fails to make a rating of such notes publicly available for reasons outside of the Issuer’s and the Company’s control, the equivalent investment grade credit rating by the replacement agency selected by the Issuer in accordance with the procedures described below.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s and the Company’s control, a “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, and its successors.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Payment of Additional Amounts

Subject to the exceptions and limitations set forth in the accompanying prospectus, the Issuer or the Company may be required to pay to certain noteholders such additional amounts as may be necessary so that the net amount received by each holder of the notes after withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or the United States (or other jurisdiction in which the Issuer, the Company or, in each case, any successor thereof, may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of the Issuer or the Company), will equal the amount that such holder would have received if such taxes had not been required to be withheld or deducted. See “Description of International Debt Securities — Payment of Additional Amounts” in the accompanying prospectus.

Redemption Upon Changes in Withholding Taxes

The Issuer may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of the United Kingdom or the United States (or other jurisdiction in which the Issuer, the Company or, in each case, any successor thereof, may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of the Issuer or the Company) if, based on a written opinion of independent counsel chosen by the Issuer or the Company, the Issuer or the Company has become, or there is a substantial probability that the Issuer or the Company will become, obligated to pay additional amounts on the notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest on the notes to the redemption date. See “Description of International Debt Securities — Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Certain Covenants

The indenture will not contain any provisions that would limit the Issuer’s or the Company’s ability to incur unsecured indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in the credit quality or rating of the Company or a takeover, recapitalization or highly leveraged or similar transaction involving the Company.

Limitation on Liens

The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to any of the Company’s properties, whether now owned or hereafter acquired, to secure any Debt of the Company, any direct or indirect Subsidiary or any other Person without securing the notes equally and ratably with such Debt to which such Liens relate for so long as such Debt shall be so secured, other than:

•        Permitted Liens;

•        purchase money Liens upon or in any real property or equipment acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

•        Liens existing on the date of this prospectus supplement;

•        Liens on property of a Person existing at the time such Person is merged into, consolidated with, or acquired by the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;

•        Liens granted by Subsidiaries of the Company (other than the Issuer) to secure Debt owed to the Company or a wholly owned Subsidiary of the Company;

•        Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or the books of its Subsidiaries, as the case may be, in conformity with U.S. GAAP;

•        Debt of a Person existing at the time such Person is merged into or consolidated with the Company or becomes a Subsidiary of the Company provided that such Debt was not created in contemplation of such merger, consolidation or acquisition;

•        Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above or Liens created in connection with any amendment, consent or waiver relating to such Debt, so long as such Lien does not extend to any other property, the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding) and the Debt so secured does not exceed the fair market value (as determined by the board of directors of the Company in good faith) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•        any assignment of accounts receivable (a) by and among the Company and its Subsidiaries or (b) pursuant to non-recourse factoring or similar arrangements or otherwise in an aggregate amount not to exceed in any fiscal year the greater of $1,000,000,000 (measured as the face value of such accounts receivable at the time of assignment) and 10.0% of the consolidated accounts receivable of the Company and its Subsidiaries as reflected in the consolidated balance sheet of the Company as of the end of the fiscal year of the Company most recently ended prior to such assignment for which financial statements are available; and

•        (a) Liens otherwise prohibited by this covenant, securing Debt or other obligations in an aggregate amount at any time outstanding plus (b) the aggregate face value at the time of assignment of such accounts receivable assigned, the assignment of which is not otherwise permitted by the foregoing exceptions, in an aggregate amount not to exceed 20% of Consolidated Net Worth of the Company and its Subsidiaries as set forth in the Company’s most recently available financial statements.

Further Issuances

The Issuer will have the ability to “reopen” the notes offered hereby and issue additional notes having the same terms, except with respect to the issue date, price to public, payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes; provided, that if such additional notes are not fungible with such notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. Any such additional notes issued will be considered part of the same series of notes under the indenture as the applicable notes offered hereby.

Events of Default

The indenture will provide that events of default regarding any series of notes include:

•        failure to pay required interest on any debt security of such series for 30 days;

•        failure to pay principal, other than a scheduled installment payment, or premium, if any, on any notes of the series when due;

•        failure to make any required deposit of any sinking fund payment when due;

•        failure to perform for 60 days after notice any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of notes other than such series);

•        (A) the Issuer’s or Omnicom Group’s failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in the indenture will mean obligations (other than nonrecourse obligations) of the Issuer or Omnicom Group, as applicable, for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $150 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $150 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuer and Omnicom Group by the trustee or to the Issuer, Omnicom Group and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable notes, then the event of default by reason thereof shall be deemed not to have occurred;

•        Omnicom Group’s guarantee applicable to the notes ceases to be in full force and effect or is declared null and void or Omnicom Group denies that it has any further liability under its guarantee of such notes to the holders of the notes of that series, or has given notice to such effect (other than by reason of the release of such guarantee in accordance with the indenture), and such condition shall have continued for a period of 30 days after written notice has been given to the Issuer and Omnicom Group by the trustee or to the Issuer, Omnicom Group and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes of such series; or

•        certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default (other than the bankruptcy provision) regarding notes of any series issued under the indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding notes of such series may declare each note of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the notes of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the notes of such series. The holders of a majority in principal amount of the notes of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuer and Omnicom Group will be required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuer and Omnicom Group of their respective obligations under the indenture during the preceding year.

Holders of a majority in principal amount of the outstanding notes of any series will be entitled to control certain actions of the trustee under the indenture. Holders of a majority in principal amount of the outstanding notes of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of the notes of the affected series. The trustee generally may not be ordered or directed by any of the holders of the notes to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of the notes, the trustee may use any sums that it holds under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of the notes of such series.

Before any holder of any series of the notes may institute action for any remedy, except payment on the holder’s notes when due, the holders of not less than 25% in principal amount of the notes of that series outstanding will be required to request the trustee to take action. Holders will also be required to offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Certain Definitions

Set forth below are certain defined terms used in this description of notes:

“Consolidated Net Worth” means the consolidated net worth of the Company, as determined in accordance with generally accepted accounting principles in the United States of America or U.S. GAAP.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such

Person as lessee under leases to the extent that such leases have been or should be, in accordance with U.S. GAAP, recorded as finance leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due and payable, or being contested in good faith by appropriate proceedings; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the asset subject to such Lien; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding voting stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.

Listing

Application will be made to have the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time.

Defeasance

The notes will be subject to defeasance and discharge and covenant defeasance as set forth in the indenture and described in “Description of International Debt Securities — Defeasance” in the accompanying prospectus. For purposes of the notes, “government securities” means securities denominated in euro that are (i) direct obligations of the Federal Republic of Germany, the payments of which are supported by the full faith and credit of the German federal government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the timely payments of which are unconditionally guaranteed as a full faith and credit obligation of the German federal government, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

Other Provisions of the Notes

The notes will be subject to certain other provisions set forth in the accompanying prospectus, including under “Description of International Debt Securities — Modification of the Indenture.”

Book-Entry; Delivery and Form

The information in this section concerning Euroclear and Clearstream, Luxembourg and their book-entry systems and procedures has been obtained from sources that we believe to be reliable, but neither the Issuer nor the Company takes any responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects the Issuer’s understanding of the rules and procedures of Euroclear and Clearstream, Luxembourg as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes without interest coupons. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream, Luxembourg. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream, Luxembourg or their respective nominees. You may hold your interests in the global notes through Euroclear or Clearstream, Luxembourg, either as a participant in such systems or indirectly through organizations which are participants in such systems. Beneficial interests in the global notes will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Euroclear and Clearstream, Luxembourg will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Euroclear or Clearstream, Luxembourg’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Euroclear and Clearstream, Luxembourg. The address of Euroclear is 1 Boulevard Roi Albert II, 1210 Brussels, Belgium, and the address of Clearstream, Luxembourg is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg.

The distribution of the notes will be cleared through Euroclear and Clearstream, Luxembourg. Any secondary market trading of book-entry interests in the notes will take place through Euroclear and Clearstream, Luxembourg participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in this prospectus supplement under “Description of Notes — Payments in Euro.”

Euroclear and Clearstream, Luxembourg have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Euroclear and Clearstream, Luxembourg will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Euroclear or Clearstream, Luxembourg or any of their direct or indirect participants. We also do not supervise these systems in any way.

Euroclear and Clearstream, Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

The Issuer has been advised by Euroclear and Clearstream, Luxembourg, respectively, as follows:

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, the Euroclear Terms and Conditions govern:

•        transfers of securities and cash within Euroclear;

•        withdrawal of securities and cash from Euroclear; and

•        receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearstream, Luxembourg

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg and is licensed as a bank and professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. Clearstream, Luxembourg has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between the nominees of Clearstream, Luxembourg and Euroclear. As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream, Luxembourg or their nominee or their common depositary or its nominee is the registered holder of the global notes, Euroclear, Clearstream, Luxembourg or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, Luxembourg, such nominee or such common depositary (or a nominee thereof), as the case may be, as registered holder thereof. As such, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a Euroclear or Clearstream, Luxembourg participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes. None of the Issuer, the Company, the trustee, any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euro to the extent received by Euroclear or Clearstream, Luxembourg from the paying agent to the cash accounts of Euroclear or Clearstream, Luxembourg participants in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream, Luxembourg can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

The Issuer understands that investors that hold their notes through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to the applicable procedures of Euroclear and Clearstream, Luxembourg, notes will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

The Issuer understands that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream, Luxembourg on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream, Luxembourg on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Brussels or Luxembourg, depending on whether Euroclear or Clearstream, Luxembourg is used.

Euroclear or Clearstream, Luxembourg will credit payments to the cash accounts of Euroclear or Clearstream, Luxembourg participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. The Euroclear Operator or Clearstream, Luxembourg, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Euroclear participant or Clearstream, Luxembourg customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream, Luxembourg. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time. None of the Issuer, the Company, or any of their respective agents, will have any responsibility for the performance by Euroclear, Clearstream, Luxembourg, or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If the depositary for any of the notes represented by a registered global note is at any time unwilling, unable or no longer qualified to continue as depositary for the registered global note and a successor is not appointed by the Issuer within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to differing interpretations and subject to change at any time. Any such change or differing interpretations may be applied retroactively in a manner that could adversely affect a holder of notes. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances (such as the effects of Section 451(b) of the Code conforming the timing of certain income accruals to financial statements) or to holders subject to special rules, such as banks and other financial institutions, former citizens or former permanent residents of the United States, insurance companies, brokers, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities holdings, entities or arrangements treated as partnerships for U.S. federal tax purposes or other pass-through entities or arrangements or investors therein, regulated investment companies, personal holding companies, pension funds, real estate investment trusts, individual retirement and other tax-deferred accounts, holders subject to the alternative minimum tax, “controlled foreign corporations” or “passive foreign investment companies” (as such terms are defined in the Code), U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to holders who purchased the notes for cash at original issue and at their “issue price” (generally, the first price at which a substantial amount of the notes are sold to investors for cash (excluding sales to bondhouses, brokers or similar organizations acting in the capacity of underwriters, placement agents or wholesalers)). Moreover, the effect of any applicable state, local or non-U.S. tax laws, and any U.S. federal tax other than income tax, such as estate and gift tax, is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of the Code (generally, property held for investment).

As used herein, “U.S. Holder” means a beneficial owner of the notes that is or is treated for U.S. federal income tax purposes as:

•        an individual that is a citizen or resident of the United States;

•        a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and (ii) one or more “United States persons,” as defined in the Code, have the authority to control all substantial decisions of the trust, or it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such entities and partners of such entities should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership, and disposition of a note.

No ruling from the IRS or opinion of counsel has or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax considerations of the acquisition, ownership or disposition of the notes or that any such position would not be sustained.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, ANY TAX TREATIES, AND THE POSSIBLE EFFECTS OF ANY CHANGES IN U.S. OR OTHER TAX LAWS.

Ownership and Disposition of Notes

Additional Payments

In certain circumstances (see “Description of Notes — Payment of Additional Amounts” and “Description of Notes — Repurchase at the Option of Holders Upon Change of Control Triggering Event”), we may be obligated to pay amounts in excess of principal plus stated interest on the notes. U.S. Treasury Regulations provide special rules for contingent payment debt instruments, which, if applicable, could cause the timing, amount, and character of a holder’s income, gain, or loss with respect to the notes to be different from the consequences discussed below. However, the relevant U.S. Treasury Regulations state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are either remote or incidental as of the issue date are ignored. We believe that, as of the issue date, the likelihood of paying such additional amounts on the notes is remote and/or incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our determination that these contingencies are remote and/or incidental is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not binding on the IRS, however, which may take a different position and treat the notes as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

U.S. Holders

This discussion is a summary of the U.S. federal income tax considerations that will apply to U.S. Holders. Certain U.S. federal income tax considerations applicable to non-U.S. Holders are described below under the heading “— Non-U.S. Holders.”

Stated Interest

Payments of stated interest on the notes generally will be treated as “qualified stated interest” for U.S. federal income tax purposes and taxable to a U.S. Holder as ordinary interest income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of tax accounting and that receives a payment of interest (or receives proceeds from a sale, exchange or other disposition attributable to accrued interest) will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received).

A U.S. Holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. Holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment (or proceeds from the sale, exchange or other disposition attributable to accrued interest) is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). A U.S. Holder may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

A U.S. Holder’s tax basis in the euro received on a payment of interest will generally equal its U.S. dollar value based on the spot rate on the date the payment is received. Any gain or loss realized by a U.S. Holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will be ordinary income or loss.

Original Issue Discount

If the notes are issued at a discount that is not less than the statutory de minimis amount (0.25% of the principal amount of the notes multiplied by the number of complete years to maturity), the notes will be considered to be issued with original issue discount (“OID”) for U.S. federal income tax purposes. It is expected (and this summary assumes) that the notes will be issued at par or with less than de minimis OID. In the event the notes are not issued with less than de minimis OID, U.S. Holders will be required to include OID in income on a constant-yield basis over the term of the notes.

Foreign Tax Credits

Interest (including Additional Amounts) paid by the Issuer with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant to U.S. Holders in calculating their foreign tax credit limitations. A U.S. Holder may be entitled to deduct or credit foreign withheld tax, if any, subject to applicable limitations in the Code and the final foreign tax credit Treasury Regulations issued on December 28, 2021. These Treasury Regulations apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021 and impose additional requirements for foreign taxes to be eligible for credit, however, the IRS has indicated that taxpayers may defer the application of many of these additional requirements until further notice. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For U.S. foreign tax credit purposes, interest income on a note generally will be considered “passive category” income. The rules governing the U.S. foreign tax credit are complex, and U.S. Holders are encouraged to consult their tax advisors regarding the availability of the credit under their particular circumstances, including under the final foreign tax credit Treasury Regulations.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Except to the extent of foreign currency gain or loss (as described below), a U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference, if any, between the amount realized upon the disposition (other than amounts attributable to any accrued and unpaid interest, which will be taxable as described under “— Stated Interest” above, to the extent not previously taxed) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s amount realized upon the disposition equals the U.S. dollar value of the euro received in the sale, exchange, redemption, retirement or other taxable disposition calculated at the spot rate in effect on the date of disposition. If the notes are traded on an established securities market, a cash method taxpayer who buys or sells a note is required to translate units of euro paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale and an accrual method taxpayer may elect the same treatment for all purchases and sales of such notes. This election by accrual method taxpayers cannot be changed without the consent of the IRS. A U.S. Holder’s adjusted basis in a note will equal the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. A U.S. Holder who purchases a note with previously owned euro will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the euro and the U.S. dollar fair market value of the note on the date of purchase.

Except to the extent of foreign currency gain or loss (as described below), any gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Certain non-corporate U.S. Holders (including individuals) currently are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The deductibility of capital losses by U.S. Holders is subject to limitations under the Code.

A U.S. Holder may recognize foreign currency gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or other taxable disposition of the note. Any such gain or loss generally will be U.S. source ordinary income or loss. If a U.S. Holder recognizes a loss upon a sale or other taxable disposition of a note and such loss is above certain thresholds, the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisors regarding this reporting obligation.

A U.S. Holder will have a tax basis in any euro received on the sale, exchange or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined at the time of sale, exchange or other taxable disposition. Any gain or loss realized by a U.S. Holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will be ordinary income or loss.

Surtax on Net Investment Income

Certain U.S. Holders who are individuals, estates or trusts will be required to pay a 3.8% surtax on the lesser of (i) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A U.S. Holder’s net investment income generally will include interest and gains from the sale or other taxable disposition of the notes. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this surtax on their investment in the notes.

Tax Return Disclosure Obligation with Respect to Foreign Financial Assets

Certain owners of “specified foreign financial assets” with an aggregate value in excess of certain threshold amounts may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Under these rules, the notes (or accounts in which the notes are held) may be treated as “specified foreign financial assets.” U.S. Holders are urged to consult their own tax advisors regarding the application of this reporting requirement to their investment in the notes.

Backup Withholding and Information Reporting

A U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to interest on the notes and the proceeds received upon the sale or other disposition of such notes (including a redemption or retirement). Certain U.S. Holders (currently including, among others, certain tax-exempt organizations and corporations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•        fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number, or a certification of exempt status;

•        furnishes an incorrect TIN;

•        is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•        fails to certify, under penalties of perjury (generally on a properly completed and executed IRS Form W-9) that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-U.S. Holders

The following is a summary of certain U.S. federal income and withholding tax considerations generally applicable to non-U.S. Holders. A “Non-U.S. Holder” is a beneficial owner of the notes that is neither a U.S. Holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). Non-U.S. Holders are encouraged to consult their own tax advisors concerning the relevant U.S. federal, state and local and any non-U.S. tax considerations that may be relevant to their particular situations.

Interest

Subject to the discussion below under the heading “— Backup Withholding and Information Reporting”, interest paid on a note (which, for purposes of this discussion, includes any payments on the note that may be treated as interest for U.S. federal income tax purposes) to a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax, unless such payments are effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable tax treaty, are attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States). A Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (but without regard to the surtax on net investment income discussed above), however, with respect to interest on a note if such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States). Under certain circumstances, interest that is effectively connected with a corporate Non-U.S. Holder’s conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met). For this purpose, interest on a note will be included in earnings and profits if such interest is effectively connected with the conduct by a corporate Non-U.S. Holder of a trade or business in the United States.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussion below under the heading “— Backup Withholding and Information Reporting”, a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:

•        that gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States); or

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain realized by a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (but without regard to the surtax on net investment income discussed above). In addition, under certain circumstances, gain that is effectively connected with a corporate Non-U.S. Holder’s conduct of a U.S. trade or business may be subject to an additional “branch profits tax” at the rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met). Gain realized by a Non-U.S. Holder described in the second bullet point above generally will be subject to tax at a rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met) to the extent of the excess of such holder’s U.S.-source capital gains during the tax year over U.S.-source capital losses during such tax year.

To the extent that the amount realized on any sale, exchange, redemption, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest, such amount will be treated as interest as described above under “— Interest.”

Backup Withholding and Information Reporting

In certain circumstances, a Non-U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to interest on the notes and the proceeds received upon the sale or other disposition of such notes (including a redemption or retirement), unless such Non-U.S. Holder certifies its non-U.S. status under penalty of perjury on a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate successor form), as applicable, or otherwise establishes and satisfies the requirements of an exemption.

Backup withholding is not an additional tax. Non-U.S. Holders generally may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances, the availability of an exemption from information reporting and backup withholding, and the procedure for obtaining such an exemption, if available.

CERTAIN UNITED KINGDOM TAX CONSIDERATIONS

The following summary is of a general nature and applies only to persons who are the beneficial owners of the notes. It is a non-exhaustive summary of current law and practice in the United Kingdom as at the date of this prospectus supplement relating to United Kingdom stamp duty and the United Kingdom withholding tax treatments of payments in respect of the notes. It does not deal with any other aspect of the United Kingdom taxation treatment of acquiring, holding or disposing of the notes. Some aspects may not apply to certain classes of persons (such as dealers, collective investment schemes and persons connected with the Issuer), to whom special rules may apply. The United Kingdom tax treatment of holders of the notes depends on their individual circumstances and may be subject to change in the future, possibly with retrospective effect. This summary is not intended to be, nor should it be construed to be, legal or tax advice. Holders of the notes who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.

Investors should also note that the appointment by an investor, or any person through which an investor holds notes, of a custodian, collection agent or similar person in relation to such notes in any jurisdiction may have tax implications. Investors should consult their own tax advisors in relation to the tax consequences for them of any such appointment.

Interest on the Notes

Payment of Interest on the Notes

Payments of interest on the notes may be made without withholding or deduction for or on account of United Kingdom income tax provided that the notes are and remain listed and admitted to trading on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange, to which application will be made to have the notes listed, is a recognised stock exchange for those purposes. Provided, therefore, that the notes are and remain so listed and admitted to trading, interest on the notes will be payable by the Issuer without withholding or deduction for or on account of United Kingdom income tax.

If the notes are not or cease to be so listed and admitted to trading, interest will be paid by the Issuer under deduction of United Kingdom income tax at the basic rate (currently 20%) unless (i) any other exemption or relief applies, or (ii) the Issuer has received a direction to the contrary from H.M. Revenue and Customs, or HMRC, in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty. From April 2027, provisions in the Finance (No. 2) Bill 2026 provide that the rate of withholding will be equal to a new savings basic rate of income tax of 22%. In certain circumstances and subject to certain exceptions, the Issuer will be obliged to gross-up payments on the notes to ensure that the holders receive a net payment equal to the payment which they would have received had no such deduction or withholding for or on account of United Kingdom income tax been required. See “Description of Notes — Payment of Additional Amounts.”

The references to “interest” above mean “interest” as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation.

Holders of the notes may wish to note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest or the amount payable on the redemption of such notes, as applicable) from any person in the United Kingdom who either pays, or credits interest to, or receives interest for the benefit of, a holder of such notes or, in the case of notes that are “deeply discounted securities” (as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005) who either pays amounts payable on the redemption of such notes to, or receives such amounts for the benefit of, a holder of such notes. Information so obtained may, in certain circumstances, be exchanged by HMRC with the tax authorities of the jurisdiction in which the holder is resident for tax purposes.

Payments by the Company

The United Kingdom withholding tax treatment of payments made by the Company under the terms of the guarantee by the Company in respect of interest on the notes (or other amounts due under the notes) is uncertain. In particular, such payments by the Company may not be eligible for the exemption in respect of securities listed on a recognised stock exchange described above in relation to payments of interest by the Issuer. Accordingly, if the Company makes any such payments, these may be subject to United Kingdom withholding tax.

Stamp Duty and Stamp Duty Reserve Tax

No United Kingdom stamp duty or stamp duty reserve tax is payable on the issue or transfer of the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom BNP PARIBAS, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and HSBC Bank plc are acting as representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, severally and not jointly, the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
BNP PARIBAS	€
Citigroup Global Markets Limited
Deutsche Bank AG, London Branch
HSBC Bank plc
Total	€

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by counsel and to certain other conditions. The underwriters have agreed to purchase all of the notes offered by this prospectus supplement if any of the notes are purchased.

The underwriters have advised us that they initially propose to offer the notes directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement, and may offer the notes to certain securities dealers at such price less a concession, not in excess of            % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of            % of the principal amount of the notes to certain other dealers. After the notes are released for sale to the public, the offering price and other selling terms with respect to the notes may from time to time be varied by the underwriters. The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by Us
Per note		%
Total	€

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In connection with the offering of the notes, the Stabilizing Manager (or any person acting on its behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 calendar days after the date on which the Issuer received the proceeds of the issue or no later than 60 calendar days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or any person acting on its behalf) in accordance with all applicable laws and rules.

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be €            million.

The notes are a new issue of securities with no established trading market. Application will be made to have the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by the underwriters that they intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, there can be no assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or investment banking transactions with us and our affiliates for which they have received, or will receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In particular, Deutsche Bank AG, London Branch, one of the underwriters, is an affiliate of the trustee.

Certain underwriters and/or their affiliates are lenders and/or agents under each of our credit facility and our term loan facility.

Certain of the underwriters are not broker-dealers registered with the SEC, and therefore may not make sales of any notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that these underwriters intend to effect sales of the notes in the United States, they will do so only through one or more U.S.-registered broker-dealers, or as otherwise permitted by applicable U.S. law.

Settlement

We currently expect delivery of the notes to occur on or about            , 2026, which will be the            business day following the date of pricing of the notes (such settlement cycle being referred to as “T+            ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day (as such term is used for purposes of Rule 15c6-1 of the Exchange Act) unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery of the notes will be required, by virtue of the fact that the notes will settle in T+            , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should consult their own advisors in this regard.

Selling Restrictions

Notice to Prospective Investors in the EEA

The notes may not be offered, sold or otherwise made available to, any retail investor in a Member State. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes and such exemption shall not require the publication of a document containing the information set out in Annex IX of the EU Prospectus Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the EU Prospectus Regulation or a document containing the information set out in Annex IX of the EU Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes may not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the POAT Regulations.

Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the POAT Regulations and that no prospectus will be required to be prepared and published for the purposes of the PRM. This prospectus supplement is not a prospectus for purposes of the PRM.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes in Switzerland. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and may not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong (the “C(WUMP)O”), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or may be or will be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

Notice to Prospective Investors in China

This prospectus supplement and the accompanying prospectus does not constitute a public offer of notes, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The notes are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the notes or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEA”), and accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of Korea and none of the notes may be offered, delivered or sold, directly or indirectly, in Korea or to any resident of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and rules and regulations promulgated thereunder), or to any persons for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted under applicable laws and regulations.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

•        securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•        where no consideration is or will be given for the transfer;

•        where the transfer is by operation of law; or

•        as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, unless otherwise stated in the final terms in respect of any of the notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with, or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or any other regulatory authorities of Taiwan, pursuant to relevant securities laws and regulations and may not be offered, issued or sold in Taiwan through a public offering or in any manner which would constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations of Taiwan or would otherwise require registration with, filing with, or the approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for the Issuer and the Company by Jones Day, New York, New York and Jones Day, London, England. In connection with this offering, the underwriters have been represented by Allen Overy Shearman Sterling US LLP, New York, New York.

EXPERTS

The consolidated financial statements of Omnicom Group Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2025, contains an explanatory paragraph that states the Company acquired The Interpublic Group of Companies, Inc. during 2025, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025 and our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of The Interpublic Group of Companies, Inc.

The audited historical financial statements of The Interpublic Group of Companies, Inc. included on Exhibit 99.2 of Omnicom Group Inc.’s Current Report on Form 8-K dated November 26, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus supplement is a part of a registration statement filed by the Company, the Issuer and Omnicom Capital Holdings plc under the Securities Act of 1933, as amended. The registration statement also includes additional information not contained in this prospectus supplement.

The Company files annual, quarterly and current reports and any amendments to those reports, proxy statements and other information with the SEC. Documents the Company files with the SEC are available free of charge on the Company’s website at http://investor.omc.com /, as soon as reasonably practicable after such material is filed with the SEC. Information included or available through the Company’s website does not constitute a part of this prospectus or any prospectus supplement. Any document that the Company files with the SEC is available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act:

•        Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026;

•        Current Reports of the Company on Form 8-K filed with the SEC on November 26, 2025 and January 29, 2026; and

•        Information specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from its definitive proxy statement on Schedule 14A, filed with the SEC on March 27, 2025.

We are not incorporating by reference any information furnished rather than filed under Item 2.02 and Item 7.01 of any Current Report on Form 8-K.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus before the later of (1) the completion of the offering of the securities described in this prospectus supplement and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus supplement will also be incorporated by reference into this prospectus supplement from the date of filing of such documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any financial statements or exhibits relating thereto and furnished pursuant to Item 9.01). Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address:

Omnicom Group Inc.
280 Park Avenue
New York, NY 10017
Attn: Corporate Secretary
(212) 415-3600

We have not, and the underwriters and their affiliates have not, authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the underwriters or their affiliates. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

PROSPECTUS

OMNICOM GROUP INC.	OMNICOM FINANCE HOLDINGS PLC	OMNICOM CAPITAL HOLDINGS PLC
DEBT SECURITIES COMMON STOCK PREFERRED STOCK GUARANTEES OF DEBT SECURITIES SUBSCRIPTION RIGHTS WARRANTS	DEBT SECURITIES	DEBT SECURITIES

Pursuant to this prospectus, Omnicom Group Inc. may offer from time to time:

•        shares of its common stock, par value $.15 per share;

•        shares of its preferred stock, par value $1.00 per share;

•        senior or subordinated debt securities;

•        subscription rights to purchase its common stock, preferred stock or warrants; and

•        warrants to purchase shares of Omnicom Group Inc. common stock or preferred stock.

In addition, Omnicom Finance Holdings plc or Omnicom Capital Holdings plc may offer from time to time senior or subordinated debt securities (together with a guarantee by Omnicom Group Inc. of Omnicom Finance Holdings plc’s or Omnicom Capital Holdings plc’s, as applicable, obligations in respect of any such debt securities).

Specific terms of these securities will be provided in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Omnicom Group Inc.’s common stock is listed on the New York Stock Exchange and trades under the symbol “OMC.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in Omnicom Group Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is October 21, 2024

We have not authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

i

THE COMPANY

When used in this prospectus, the term “Omnicom Group” refers to Omnicom Group Inc. together with its consolidated subsidiaries; the term “Omnicom Group Inc.” refers only to Omnicom Group Inc. and not its subsidiaries; the term “Omnicom Finance Holdings” refers only to Omnicom Finance Holdings plc; the term “Omnicom Capital Holdings” refers only to Omnicom Capital Holdings plc; and the terms “we,” “us” and “our” refer collectively to Omnicom Group Inc., Omnicom Capital Holdings and Omnicom Finance Holdings, in each case, unless the context otherwise requires or indicates.

Omnicom Group Inc.

Omnicom Group Inc., a New York corporation formed in 1986, through its branded networks, practice areas, and agencies provides advertising, marketing and corporate communications services to over 5,000 clients in more than 70 countries.

Omnicom Group Inc. is a strategic holding company providing data-inspired, creative marketing and sales solutions to many of the largest global companies. Omnicom Group Inc.’s portfolio of companies includes its global networks, BBDO, DDB, TBWA, Omnicom Media Group, the DAS Group of Companies, and the Communications Consultancy Network. All of Omnicom Group’s global networks integrate its service offerings with the Omnicom branded practice areas, including Omnicom Health Group, Omnicom Precision Marketing Group, Omnicom Commerce Group, Omnicom Advertising Collective, Omnicom Public Relations Group, Omnicom Brand Consulting Group, Flywheel Digital and Omnicom Production, a new practice area that brings together Omnicom’s global production capabilities, as well as our Experiential businesses and Execution & Support businesses, which includes Omnicom Specialty Marketing Group.

On a global, pan-regional, and local basis, Omnicom Group’s networks, practice areas, and agencies provide a comprehensive range of solutions in the following fundamental disciplines: Advertising & Media, Precision Marketing, Commerce & Branding, Experiential, Execution & Support, Public Relations, and Healthcare. Advertising & Media includes creative services across digital and traditional media, strategic media planning and buying, performance media, data analytics services, and Omnicom Production. Precision Marketing includes digital and direct marketing, digital transformation consulting and data and analytics. Commerce & Branding services include brand and product consulting, strategy and research, retail, and e-commerce. Experiential marketing services include live and digital events and experience design and execution. Execution & Support includes field marketing, digital and physical merchandising, point-of-sale, product placement, as well as other specialized marketing and custom communications services. Public Relations services include corporate communications, crisis management, public affairs, and media and media relations services. Healthcare includes corporate communications and advertising and media services to global healthcare and pharmaceutical companies. As a leading global advertising, marketing and corporate communications company, Omnicom Group operates in all major markets and has a large client base. Omnicom Group’s geographic markets include the Americas, which includes North America and Latin America, Europe, the Middle East and Africa (EMEA), and Asia-Pacific.

Driven by our clients’ continuous demand for more effective and efficient marketing activities, Omnicom Group strives to provide an extensive range of advertising, marketing and corporate communications services through various client-centric networks that are organized to meet specific client objectives. Omnicom Group’s service offerings include:

advertising	marketing research
branding	media planning and buying
content marketing	retail media planning and buying
corporate social responsibility consulting	merchandising and point of sale
crisis communications	mobile marketing
custom publishing	multi-cultural marketing
data analytics	non-profit marketing
database management	organizational communications
digital/direct marketing and post-production services	package design
digital transformation consulting	product placement
entertainment marketing	promotional marketing

experiential marketing	public affairs
field marketing	public relations
financial/corporate business-to-business advertising	retail marketing
graphic arts/digital imaging	retail media and e-commerce
healthcare marketing and communications	search engine marketing
instore design	shopper marketing
interactive marketing	social media marketing
investor relations	sports and event marketing

Omnicom Group Inc.’s principal corporate offices are located at 280 Park Avenue, New York, New York, 10017; 1055 Washington Boulevard, Stamford, Connecticut, 06901; and 525 Okeechobee Boulevard, West Palm Beach, Florida, 33411. Omnicom Group Inc. also maintains executive offices in London, England; Shanghai, China; and Singapore and its telephone number is (212) 415-3600.

Omnicom Finance Holdings plc

Omnicom Finance Holdings is a wholly owned indirect subsidiary of Omnicom Group Inc. Omnicom Finance Holdings does not have any independent operations. Omnicom Finance Holdings’ assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in Europe, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their respective regions and the related interest receivables. There are no restrictions on the ability of Omnicom Finance Holdings to obtain funds from our subsidiaries through dividends, loans or advances.

Omnicom Finance Holdings is a public limited company incorporated under the laws of England and Wales. Its registered office is located at Bankside 3, 90-100 Southwark Street, London, SE1 0SW, United Kingdom and its telephone number is +44 (0) 0207-298-7050.

Omnicom Capital Holdings plc

Omnicom Capital Holdings is a wholly owned indirect subsidiary of Omnicom Group Inc. Omnicom Capital Holdings does not have any independent operations. Omnicom Capital Holdings’ assets consist of its investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in Europe, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their respective regions and the related interest receivables. There are no restrictions on the ability of Omnicom Capital Holdings to obtain funds from our subsidiaries through dividends, loans or advances.

Omnicom Capital Holdings is a public limited company incorporated under the laws of England and Wales. Its registered office is located at Bankside 3, 90-100 Southwark Street, London, SE1 0SW, United Kingdom and its telephone number is +44 (0) 0207-298-7050.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

Pursuant to this registration statement Omnicom Group Inc. may offer, issue and sell securities as set forth on the cover page of this prospectus. Because Omnicom Group Inc. is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” Omnicom Group Inc. may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, Omnicom Group Inc. is able to add its subsidiaries and securities to be issued by them if Omnicom Group Inc. guarantees such securities. Omnicom Group Inc. will guarantee any debt securities that Omnicom Finance Holdings or Omnicom Capital Holdings issues under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is a part of a registration statement filed by Omnicom Group Inc., Omnicom Finance Holdings and Omnicom Capital Holdings under the Securities Act. The registration statement also includes additional information not contained in this prospectus.

Omnicom Group Inc. files annual, quarterly and current reports and any amendments to those reports, proxy statements and other information with the SEC. Documents Omnicom Group Inc. files with the SEC are available free of charge on Omnicom Group Inc.’s website at http://investor.omnicomgroup.com, as soon as reasonably practicable after such material is filed with the SEC. Information included or available through Omnicom Group Inc.’s website does not constitute a part of this prospectus or any prospectus supplement. Any document that Omnicom Group Inc. files with the SEC is available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement (as well as the related registration statement) the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

•        Annual Report of Omnicom Group Inc. on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 7, 2024;

•        Quarterly Reports of Omnicom Group Inc. on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on April 17, 2024, July 17, 2024 and October 16, 2024, respectively;

•        Current Reports of Omnicom Group Inc. on Form 8-K filed with the SEC on January 5, 2024, February 29, 2024, March 6, 2024, May 13, 2024, August 2, 2024 and October 18, 2024;

•        Information specifically incorporated by reference in Omnicom Group Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from its definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2024; and

•        The description of Omnicom Group Inc.’s securities filed as Exhibit 4.17 to this registration statement.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date any underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents (other than information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, including any financial statements or exhibits relating thereto and furnished pursuant to Item 9.01). Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning Omnicom Group Inc. at the following address:

Omnicom Group Inc.
280 Park Avenue
New York, NY 10017
Attn: Corporate Secretary
(212) 415-3600

We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products; international, national or local economic conditions that could adversely affect us or our clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business; changes in legislation or governmental regulations affecting us or our clients; risks associated with assumptions we make in connection with our acquisitions, critical accounting estimates and legal proceedings; our international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”) as well as in the Company’s other filings with the SEC that are incorporated by reference or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. Except as required under applicable law, we do not assume any obligation to update these forward-looking statements.

RISK FACTORS

You should carefully consider all of the information contained in or incorporated by reference into this prospectus, including but not limited to the 2023 10-K and other information which may be incorporated by reference into this prospectus as provided under “Where You Can Find More Information; Incorporation by Reference.” Our ability to achieve and maintain profitability and our ability to continue to fund our operations on an on-going basis will depend on a number of factors, some of which are beyond our control. You should carefully consider the information under “Special Note on Forward-Looking Statements” and the risk factors set forth under the caption “Risk Factors” contained in Item 1A of the 2023 10-K as well as our other filings with the SEC that are incorporated or deemed to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, Omnicom Group will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, repayment of commercial paper, repayment of other debt, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions. Pending the application of the proceeds, we may invest proceeds in short-term investment grade obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Omnicom Group Inc. and its subsidiaries at the time of issuance and the availability of other funds.

DESCRIPTION OF OMNICOM GROUP INC. COMMON STOCK

General

The following briefly summarizes the material terms of Omnicom Group Inc.’s common stock. You should read the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation for provisions that may be important to you.

Omnicom Group Inc.’s restated certificate of incorporation authorizes it to issue up to 1,000,000,000 shares of common stock, par value $.15 per share. As of October 9, 2024, Omnicom Group Inc. had 195,115,000 shares of its common stock outstanding.

Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Omnicom Group Inc. shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of preferred stock.

Omnicom Group Inc.’s shareholders elect the full board of directors annually. An affirmative vote of the holders of a majority of votes cast is required for Omnicom Group Inc.’s shareholders to remove a director, amend Omnicom Group Inc.’s by-laws or its restated certificate of incorporation and to change the number of directors comprising the full board.

The board of directors also has power to amend the by-laws or change the number of directors comprising the full board.

Upon voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are currently no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company.

Listing

The common stock is listed on the New York Stock Exchange under the symbol “OMC.”

DESCRIPTION OF OMNICOM GROUP INC. PREFERRED STOCK

The following briefly summarizes the material terms of Omnicom Group Inc.’s preferred stock, other than pricing and related terms to be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by Omnicom Group Inc. which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Omnicom Group Inc.’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The restated certificate of incorporation is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by a prospectus supplement relating to the series’ issue will be filed as an exhibit to one of Omnicom Group Inc.’s future current reports and incorporated by reference in the registration statement to which this prospectus relates. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

As of the date of this prospectus, Omnicom Group Inc. is authorized to issue up to 7.5 million shares of preferred stock, par value $1.00 per share, none of which is outstanding.

Under Omnicom Group Inc.’s restated certificate of incorporation, the board of directors of Omnicom Group Inc. is authorized to issue, without the approval of Omnicom Group Inc.’s shareholders, shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock having such powers, preferences, rights and limitations as the board of directors so designates.

Prior to the issuance of any series of preferred stock, the board of directors of Omnicom Group Inc. will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed with the New York State Secretary of State as an amendment to the restated certificate of incorporation.

The resolutions of the board of directors of Omnicom Group Inc. providing for a series of preferred stock may include the following provisions:

•        the title and stated value of the preferred stock;

•        the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•        the dividend rate, period and/or payment date or method of calculation thereof applicable to the preferred stock;

•        whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•        the provisions for a sinking fund, if any, for the preferred stock;

•        the provisions for redemption, if applicable, of the preferred stock;

•        the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other types of securities, including the conversion price (or a manner of calculation thereof) and conversion period;

•        voting rights, if any, of the preferred stock;

•        whether interests in the preferred stock will be represented by depositary shares; and

•        any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The rights of holders of the preferred stock offered may be affected by the rights of holders of any shares of preferred stock that may be issued in the future. Those effects could be adverse. Shares of preferred stock issued by Omnicom Group Inc. may have the effect of rendering more difficult or discouraging an acquisition of Omnicom Group Inc. deemed undesirable by the board of directors of Omnicom Group Inc.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Omnicom Group Inc.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Omnicom Group Inc. out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Omnicom Group Inc. on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for other types of securities of Omnicom Group Inc.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Omnicom Group Inc. or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Omnicom Group Inc. defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Omnicom Group Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Omnicom Group Inc. on a ratable basis in proportion to the full liquidation preferences.

Holders of preferred stock will not be entitled to any other amounts from Omnicom Group Inc. after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•        as otherwise stated in the prospectus supplement;

•        as otherwise stated in the certificate of designation establishing such series; or

•        as required by applicable law.

DESCRIPTION OF U.S. DEBT SECURITIES

General

The description below of the general terms of the U.S. debt securities will be supplemented by the more specific terms of a particular series in a prospectus supplement. As used in this “Description of U.S. Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Omnicom Group Inc. may offer from time to time, and the terms “Issuer,” “we,” “us” and “our” refer to Omnicom Group Inc., unless the context otherwise requires or indicates.

The debt securities will be unsecured obligations of Omnicom Group Inc. and will be either senior or subordinated debt. We will enter into an indenture with Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part (the “Omnicom Group Indenture”).

We have summarized the material provisions of the Omnicom Group Indenture below. You should read the Omnicom Group Indenture for provisions that may be important to you.

In addition, the material specific financial, legal and other terms, as well as any material U.S. federal income tax consequences, of a particular series of debt securities will be described in the prospectus supplement relating to that series of debt securities. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

The Omnicom Group Indenture will provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The Omnicom Group Indenture will also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The Omnicom Group Indenture will not limit the amount of debt securities or other unsecured debt which we may issue.

Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the Omnicom Group Indenture.

If material, federal income tax consequences and other special considerations applicable to any debt securities issued by the Issuer at a discount will be described in the applicable prospectus supplement.

The debt securities will represent direct, unsecured, general obligations of the Issuer and:

•        may rank equally with other unsubordinated debt or may be subordinated to other debt the Issuer has or may incur;

•        may be issued in one or more series with the same or various maturities;

•        may be issued at a price of 100% of their principal amount or at a premium or discount; and

•        may be represented by one or more global notes registered in the name of a designated depository’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

Omnicom Group Inc. is a holding company. As a result, the debt securities that will be issued under the Omnicom Group Indenture will effectively be subordinated to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables, and to Omnicom Group Inc.’s obligations that are secured, to the extent of the security.

The aggregate principal amount of debt securities that the Issuer may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•        the title of the debt securities;

•        ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•        whether the debt securities will be senior or subordinated debt;

•        if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•        the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•        any limit on the aggregate principal amount of the debt securities;

•        the maturity date or dates;

•        the interest rate;

•        the manner in which the amounts of payment of principal of or interest, if any, on the securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•        the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•        the location where payments on the debt securities will be made;

•        the terms and conditions on which the debt securities may be redeemed at the option of the Issuer;

•        the terms and conditions on which the debt securities may be repurchased by the Issuer at the option of the holders thereof;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities pursuant to sinking fund provisions;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•        if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities may be issued;

•        whether the debt securities will be issuable as global securities;

•        if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•        the provisions relating to any security provided for the debt securities;

•        any events of default not described in “Events of Default” below;

•        the terms and conditions on which the debt securities may be exchanged or converted into common stock or preferred stock of Omnicom Group Inc.;

•        the form and terms of any guarantee of or security for the debt securities;

•        any depositories, interest rate calculation agents or other agents;

•        any material provisions of the Omnicom Group Indenture described in this prospectus that do not apply to the debt securities; and

•        any other terms of the debt securities not inconsistent with the provisions of the Omnicom Group Indenture.

The terms on which a series of debt securities may be convertible into or exchangeable for common stock or preferred stock of Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuer. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment.

Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement.

Book-Entry Procedures and Settlement

The debt securities will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the Omnicom Group Indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the Omnicom Group Indenture.

The Issuer and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the Omnicom Group Indenture.

Optional Redemption

Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of debt securities at least 10 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the debt securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments (as defined below) on such debt securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus a make whole spread, which will be specified in the applicable prospectus supplement, plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Par call date” means the date specified in the applicable prospectus supplement.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion of the debt securities called for redemption (unless we default in the payment of the redemption price and accrued interest).

Consolidation, Merger or Sale

The Issuer may not consolidate with or merge into, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” unless:

•        either (a) the Issuer is the successor person or (b) the successor person is an entity organized under the laws of the United States;

•        the successor person expressly assumes the Issuer’s obligations with respect to the debt securities and the Omnicom Group Indenture;

•        immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•        the Issuer or the successor person has delivered to the trustee the certificates and opinions required under the Omnicom Group Indenture.

Modification of the Omnicom Group Indenture

The Omnicom Group Indenture will provide that the Issuer and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

•        to cure any ambiguity, defect or inconsistency;

•        to comply with the Omnicom Group Indenture’s provisions regarding successor corporations;

•        to comply with any requirements of the SEC in connection with the qualification of the Omnicom Group Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•        to provide for global securities in addition to or in place of certificated debt securities;

•        to add to, change or eliminate any of the provisions of the Omnicom Group Indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•        in the case of subordinated debt securities, to make any change in the provisions of the Omnicom Group Indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•        to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

•        to establish additional series of debt securities as permitted by the Omnicom Group Indenture.

The Omnicom Group Indenture will provide that the Issuer and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the Omnicom Group Indenture or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

•        reduce the percentage of securities whose holders need to consent to the modification;

•        reduce the rate or change the time of payment of interest on the securities;

•        reduce the principal amount of or the premium, if any, on the securities;

•        change the fixed maturity of any of the securities;

•        reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•        reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;

•        in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the Omnicom Group Indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•        waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;

•        change the currency in which any of the securities are payable;

•        impair the right to sue for the enforcement of any payment on or after the maturity of the securities; or

•        waive a redemption payment with respect to the securities.

Events of Default

The Omnicom Group Indenture will provide that events of default regarding any series of debt securities include:

•        failure to pay required interest on any debt security of such series for 30 days;

•        failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;

•        failure to make any required deposit of any sinking fund payment when due;

•        failure to perform for 60 days after notice any other covenant in the Omnicom Group Indenture (other than a covenant included in the Omnicom Group Indenture solely for the benefit of a series of debt securities other than such series);

•        (A) the Issuer’s failure to make any payment by the end of any applicable grace period after maturity of its indebtedness, which term as used in the Omnicom Group Indenture means obligations (other than nonrecourse obligations) of the Issuer for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of its indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuer by the trustee or to the Issuer and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable debt security, then the event of default by reason thereof shall be deemed not to have occurred;

•        certain events of bankruptcy or insolvency, whether voluntary or not; or

•        any other event of default described in the prospectus supplement of such series of debt securities.

If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the Omnicom Group Indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuer will be required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuer of its obligations under the Omnicom Group Indenture during the preceding year.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the Omnicom Group Indenture. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the Omnicom Group Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Defeasance

The Omnicom Group Indenture will provide that the Issuer may specify with respect to any series of debt securities that after the Issuer has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuer:

•        will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or

•        will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

In each case, the Issuer must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit.

In addition, the Omnicom Group Indenture will provide that if the Issuer chooses to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the Omnicom Group Indenture will become ineffective upon full defeasance of the subordinated debt securities.

When there is a defeasance and discharge, with limited exceptions, (1) the Omnicom Group Indenture will no longer govern the debt securities of such series, (2) the Issuer will no longer be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuer will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries except to the extent such subsidiary is a guarantor of such series of debt securities.

Further Issues

The Issuer may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

The trustee may engage in transactions with, or perform services for, the Issuer and affiliates of the Issuer in the ordinary course of business. The trustee will perform only those duties that will be specifically set forth in the Omnicom Group Indenture unless an event of default under the Omnicom Group Indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The Omnicom Group Indenture will be governed by the laws of the State of New York.

DESCRIPTION OF INTERNATIONAL DEBT SECURITIES

General

The description below of the general terms of the international debt securities will be supplemented by the more specific terms of a particular series in a prospectus supplement. As used in this “Description of International Debt Securities,” the term “debt securities” refers to the senior and subordinated debt securities that Omnicom Finance Holdings or Omnicom Capital Holdings may offer from time to time, and the terms “Issuer,” “we,” “us” and “our” refer to one of Omnicom Finance Holdings or Omnicom Capital Holdings, unless the context otherwise requires or indicates.

The debt securities will be either senior or subordinated debt.

Omnicom Finance Holdings will issue the debt securities under the base indenture, dated as of March 6, 2024, between Omnicom Finance Holdings, with Deutsche Bank Trust Company Americas, as trustee, and with Omnicom Group, Inc., as guarantor (as supplemented, amended or otherwise modified, the “Omnicom Finance Holdings Indenture”). The Omnicom Finance Holdings Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the Omnicom Finance Holdings Indenture for provisions that may be important to you.

Omnicom Capital Holdings will issue the debt securities under the base indenture, dated as of November 22, 2021, between Omnicom Capital Holdings, with Deutsche Bank Trust Company Americas, as trustee, and with Omnicom Group, Inc., as guarantor (as supplemented, amended or otherwise modified, the “Omnicom Capital Holdings Indenture” and, together with the Omnicom Finance Holdings Indenture, each an “International Indenture” and collectively, the “International Indentures”). The Omnicom Capital Holdings Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the Omnicom Capital Holdings Indenture for provisions that may be important to you.

We have summarized the material provisions of the International Indentures below. You should read the International Indentures for provisions that may be important to you.

In addition, the material specific financial, legal and other terms, of a particular series of debt securities will be described in the prospectus supplement relating to that series of debt securities. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

The International Indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The International Indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. The International Indentures do not limit the amount of debt securities or other unsecured debt which we may issue.

Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

In addition to the following description of the debt securities, you should refer to the detailed provisions of the International Indentures.

The material United States federal income tax and United Kingdom income and corporation tax consequences and other special considerations applicable to any debt securities issued by the Issuer at a discount will be described in the applicable prospectus supplement.

The debt securities will represent direct, unsecured, general obligations of the Issuer and:

•        may rank equally with other unsubordinated debt or may be subordinated to other debt the Issuer has or may incur;

•        may be issued in one or more series with the same or various maturities;

•        may be issued at a price of 100% of their principal amount or at a premium or discount; and

•        may be represented by one or more global notes registered in the name of a designated depository’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depository and its participants.

Omnicom Group Inc. is a holding company and Omnicom Finance Holdings and Omnicom Capital Holdings are finance subsidiaries. As finance subsidiaries, Omnicom Finance Holdings’ and Omnicom Capital Holdings’ assets consist of their investments in several wholly owned finance companies that function as treasury centers, which provide funding for various operating companies in EMEA, Australia and Asia-Pacific. The finance companies’ assets consist of intercompany loans that they make or have made to the operating companies in their region and the related interest receivables. The debt securities issued under the International Indentures will effectively be subordinated to the Issuer’s obligations that are secured, to the extent of the security. Omnicom Finance Holdings’ and Omnicom Capital Holdings’ obligations in respect of any debt securities will be guaranteed by Omnicom Group Inc. The guarantee of the debt securities issued under the International Indentures will effectively be subordinated to Omnicom Group Inc.’s obligations that are secured, to the extent of the security, and to all existing and future obligations of Omnicom Group Inc.’s operating subsidiaries, including trade payables.

The aggregate principal amount of debt securities that the Issuer may authenticate and deliver is unlimited. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•        the title of the debt securities;

•        ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•        whether the debt securities will be senior or subordinated debt;

•        if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•        the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•        any limit on the aggregate principal amount of the debt securities;

•        the maturity date or dates;

•        the interest rate;

•        the manner in which the amounts of payment of principal of or interest, if any, on the securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•        the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•        the location where payments on the debt securities will be made;

•        the terms and conditions on which the debt securities may be redeemed at the option of the Issuer;

•        the terms and conditions on which the debt securities may be repurchased by the Issuer at the option of the holders thereof;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities pursuant to sinking fund provisions;

•        any obligation of the Issuer to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•        if other than minimum denominations of $200,000 and multiples of $1,000 in excess thereof, the minimum denominations in which debt securities may be issued;

•        whether the debt securities will be issuable as global securities;

•        if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•        the provisions relating to any security provided for the debt securities;

•        any events of default not described in “Events of Default” below;

•        the terms and conditions on which the debt securities may be exchanged or converted into common stock of Omnicom Group Inc.;

•        the form and terms of the guarantee of the debt securities;

•        any depositories, interest rate calculation agents or other agents;

•        if the debt securities will be issued in the form of one or more book-entry securities, the name of the depository or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depository or its nominee;

•        any material provisions of the International Indentures described in this prospectus that do not apply to the debt securities;

•        any listing on a securities exchange;

•        the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities shall be payable; and

•        any other terms of the debt securities not inconsistent with the provisions of the International Indentures.

The terms on which a series of debt securities may be convertible into or exchangeable for common stock of Omnicom Group Inc. will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Issuer. The terms may include provisions pursuant to which the number of shares of common stock of Omnicom Group Inc. to be received by the holders of such series of debt securities may be adjusted.

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under “Book-Entry; Delivery and Form; Global Securities.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Guarantee

Omnicom Group Inc. will fully and unconditionally guarantee the full and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Omnicom Finance Holdings and Omnicom Capital Holdings under the International Indentures.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the paying agent. Payment will be made to the registered holder at the close of business on the record date for such payment.

Interest payments will be made at the principal corporate trust office of the trustee in New York City, or by a check mailed to the holder at his or her registered address. Payments in any other manner will be specified in the prospectus supplement.

Book-Entry; Delivery and Form; Global Securities

The debt securities will be issued in book-entry form only and evidenced by a global security in registered form, and, in the case of debt securities denominated in Dollars, with a CUSIP, registered in the name of a nominee for DTC, and, in the case of debt securities denominated in another currency, with an ISIN and Common Code, registered in the name of a nominee for, and deposited with a common depositary on behalf of, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”). Beneficial interests in a global security may be held only through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, at any time.

Except in the limited circumstances, owners of beneficial interests in a global security will not be entitled to receive physical delivery of certificated debt securities in definitive form. The debt securities are not issuable in bearer form.

Upon the issuance of the global securities and their deposit with or on behalf of DTC, Euroclear, Clearstream, Luxembourg and/or the common depositary, as the case may be, DTC, Euroclear, Clearstream, Luxembourg and/or the common depositary or the relevant nominee will credit, on its book-entry registration and transfer system, the principal amounts of debt securities represented by the global securities to the accounts of participating institutions that have accounts with DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee. Ownership of beneficial interests in the global securities will be limited to participating institutions or their clients. DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee will keep records of the ownership and transfer of beneficial interests in the global securities by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of debt securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee as the registered owner of a global security will be considered the sole owner of all of debt securities represented by the relevant global security for all purposes under the International Indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on DTC, Euroclear, Clearstream, Luxembourg, the common depositary and/or the relevant nominee and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the International Indentures.

Optional Redemption

Unless an applicable prospectus supplement specifies otherwise, the debt securities will not be redeemable, except as provided under “— Redemption Upon Changes in Withholding Taxes” below. In the event the debt securities are redeemable, the debt securities will be redeemable, as a whole or in part, at the Issuer’s option, at any time or from time to time, upon mailed notice (or electronic notice, as applicable) to the registered address of each holder of debt securities at least 10 days but not more than 60 days prior to the redemption. The terms of such redemption will be set forth in the applicable prospectus supplement.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Omnicom Finance Holdings or Omnicom Capital Holdings, as applicable, may redeem all, but not less than all, of the debt securities of any series at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined below under “Payment of Additional Amounts”), if any, under the following conditions:

•        if there is an amendment to, or change in, the laws, regulations, rulings or treaties of the United Kingdom, the United States or other jurisdiction in which Omnicom Finance Holdings, Omnicom Capital Holdings, Omnicom Group Inc. or, in each case, any successor thereof (including a successor person formed by a consolidation with Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., into which Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. is merged, or that acquires or leases all or substantially all of the property and assets of Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc.) may be incorporated, organized, or otherwise resident for tax purposes, or engaged in business for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax, or any jurisdiction from or through which payment is made by or on behalf of Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc.;

•        as a result of such amendment or change, Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. becomes, or there is a substantial probability that Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series (but, in the case of the guarantor, only if the payment giving rise to such requirement cannot be made by Omnicom Finance Holdings or Omnicom Capital Holdings, as the case may be);

•        the obligation to pay Additional Amounts cannot be avoided through Omnicom Finance Holdings’, Omnicom Capital Holdings’ or Omnicom Group Inc.’s commercially reasonable measures, including, for the avoidance of doubt, the appointment of a new paying agent, but not including substitution of the obligor of the debt securities;

•        Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be,:

•        delivers to the trustee a certificate of Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, taking commercially reasonable measures available to it; and

•        if, based upon a written opinion of independent tax counsel to Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, of recognized standing to the effect that Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, has, or there is a substantial probability that it will become, obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; and

•        following the delivery of the certificate and opinion described in the previous bullet point, Omnicom Finance Holdings or Omnicom Capital Holdings, as applicable, provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. would otherwise be, or there is a substantial probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Omnicom Finance Holdings or Omnicom Capital Holdings, as applicable, may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, none of Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will deduct or withhold from payments made by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. under or with respect to the debt securities and the guarantee on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of:

•        any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

•        is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each case, other than the mere fact of ownership of such debt securities, without another presence or business in such Taxing Jurisdiction);

•        has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•        (in relation to payments by the guarantor only) is or was a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•        (in relation to payments by the guarantor only) is or was a “10-percent shareholder” of Omnicom Group Inc. within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provisions;

•        Taxes imposed on any holder that is not the sole beneficial owner of the debt securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner, or member received directly its beneficial or distributive share of the payment;

•        any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the International Indentures;

•        any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•        any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, or identity of such holder or connection with any Taxing Jurisdiction by such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•        any Taxes that are payable by any method other than withholding or deduction by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. or any paying agent from payments in respect of such debt securities;

•        any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent in the United States or the United Kingdom;

•        any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•        any combination of the above conditions.

Each of Omnicom Finance Holdings, Omnicom Capital Holdings and Omnicom Group Inc., as applicable, also:

•        will make such withholding or deduction of Taxes;

•        will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•        will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•        upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. or if, notwithstanding Omnicom Finance Holdings’, Omnicom Capital Holdings’ or Omnicom Group Inc.’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or related guarantee is due and payable, if Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will be obligated to pay Additional Amounts with respect to such payment, Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Omnicom Finance Holdings and Omnicom Capital Holdings will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United Kingdom or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of the International Indentures and shall apply to any jurisdiction in which Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc. or any successor to Omnicom Finance Holdings, Omnicom Capital Holdings or Omnicom Group Inc., as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the International Indentures, any debt securities, any guarantee or in this “Description of International Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Consolidation, Merger or Sale

The Issuer and Omnicom Group Inc. may not consolidate with or merge into, or convey, transfer or lease their respective properties and assets as an entirety or substantially as an entirety to, any person, referred to as a “successor person,” except in the case of the Issuer with, into or to Omnicom Group Inc. or any other subsidiary of Omnicom Group Inc. (provided that the successor person (if any) expressly assumes by a supplemental indenture the Issuer’s obligations on the debt securities and under the International Indentures), unless:

•        either (a) the Issuer or Omnicom Group Inc., as applicable, is the successor person or (b) the successor person is an entity organized or incorporated under the laws of (i) in the case of the Issuer, the United Kingdom, any member country of the European Union or the United States or (ii) in the case of Omnicom Group Inc., the United States;

•        the successor person expressly assumes (a) in the case of the Issuer, the Issuer’s obligations with respect to the debt securities and the International Indentures or (b) in the case of Omnicom Group Inc., Omnicom Group Inc.’s obligations with respect to its guarantee of the debt securities and the International Indentures;

•        immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•        the Issuer or Omnicom Group Inc., as applicable, or the successor person has delivered to the trustee the certificates and opinions required under the International Indentures.

Modification of the International Indentures

The International Indentures provide that the Issuer, Omnicom Group Inc. and the trustee may enter into supplemental indentures without obtaining the consent of any holder of debt securities:

•        to cure any ambiguity, defect or inconsistency;

•        to comply with the International Indentures’ provisions regarding successor corporations;

•        to comply with any requirements of the SEC in connection with the qualification of the International Indentures under the Trust Indenture Act;

•        to provide for global securities in addition to or in place of certificated debt securities;

•        to add to, change or eliminate any of the provisions of the International Indentures with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•        in the case of subordinated debt securities, to make any change in the provisions of the International Indentures relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•        to secure the debt securities of any series or any guarantee thereof;

•        to add an additional guarantor of any series of debt securities;

•        to add to the Issuer’s or the guarantor’s covenants or obligations under the International Indentures for the protection of the holders of the debt securities or surrender any right, power or option conferred by the International Indentures on the Issuer or the guarantor of the debt securities;

•        to make any change that does not materially adversely affect in any material respect the legal rights of any holder; or

•        to establish additional series of debt securities as permitted by the International Indentures.

The International Indentures provide that the Issuer, Omnicom Group Inc. and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series, modify the International Indentures or the rights of the holders of the securities of the series to be affected. No modifications may, without the consent of the holder of each security affected, be made that, as to any non-consenting holders:

•        reduce the percentage of securities whose holders need to consent to the modification;

•        reduce the rate or change the time of payment of interest on the securities;

•        reduce the principal amount of or the premium, if any, on the securities;

•        change the fixed maturity of any of the securities;

•        reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•        reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;

•        in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the International Indentures relating to subordination that adversely affects the rights of any holder under such provisions;

•        waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;

•        change the currency in which any of the securities are payable;

•        impair the right to sue for the enforcement of any payment on or after the maturity of the securities;

•        release Omnicom Group Inc. from its obligations in respect of the guarantee of any series of debt securities or modify Omnicom Group Inc.’s obligations thereunder other than in accordance with the provisions of the International Indentures; or

•        waive a redemption payment with respect to the securities.

Events of Default

The International Indentures provide that events of default regarding any series of debt securities will be:

•        failure to pay required interest on any debt security of such series for 30 days;

•        failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;

•        failure to make any required deposit of any sinking fund payment when due;

•        failure to perform for 60 days after notice any other covenant in the International Indentures (other than a covenant included in the International Indentures solely for the benefit of a series of debt securities other than such series);

•        (A) the Issuer’s or Omnicom Group Inc.’s failure to make any payment by the end of any applicable grace period after maturity of their respective indebtedness, which term as used in this clause means obligations (other than nonrecourse obligations) of the Issuer or Omnicom Group Inc., as applicable, for borrowed money or evidenced by bonds, debentures, notes or similar instruments in an amount (taken together with amounts in (B)) in excess of $100 million and continuance of such failure, or (B) the acceleration of their respective indebtedness in an amount (taken together with the amounts in (A)) in excess of $100 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled in case of (A) or (B) above, for a period of 30 days after written notice to the Issuer and Omnicom Group Inc. by the trustee or to the Issuer, Omnicom Group Inc. and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series; however, if any such failure or acceleration referred to in (A) or (B) above shall cease or be cured or be waived, rescinded or annulled in accordance with the terms of the applicable indebtedness, then the event of default by reason thereof shall be deemed not to have occurred;

•        Omnicom Group Inc.’s guarantee applicable to the debt securities of that series ceases to be in full force and effect or is declared null and void or Omnicom Group Inc. denies that it has any further liability under its guarantee of such debt securities to the holders of debt securities of that series, or has given notice to such effect (other than by reason of the release of such guarantee in accordance with the International Indentures), and such condition shall have continued for a period of 30 days after written notice has been given to the Issuer and Omnicom Group Inc. by the trustee or to the Issuer, Omnicom Group Inc. and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•        certain events of bankruptcy or insolvency, whether voluntary or not; or

•        any other event of default described in the prospectus supplement of such series of debt securities.

If an event of default (other than the bankruptcy provision) regarding debt securities of any series issued under the International Indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on the debt securities of such series shall immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of debt securities of such series may rescind any other declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration). The Issuer and Omnicom Group Inc. will be required to file annually with the trustee a statement of an officer as to the fulfillment by the Issuer and Omnicom Group Inc. of their respective obligations under the International Indentures during the preceding year.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the International Indentures. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to it.

If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the International Indentures for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security and indemnity satisfactory to it against liabilities incurred by the trustee for taking such action.

Defeasance

The International Indentures provide that the Issuer may specify with respect to any series of debt securities that after the Issuer or Omnicom Group Inc. has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then the Issuer and Omnicom Group Inc.:

•        will be deemed to have paid and satisfied their obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge”; or

•        will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance.”

In each case, the Issuer or Omnicom Group Inc. must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

In addition, the International Indentures provide that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the International Indentures become ineffective upon full defeasance of the subordinated debt securities.

When there is a defeasance and discharge, with limited exceptions, (1) the International Indentures will no longer govern the debt securities of such series, (2) neither the Issuer nor Omnicom Group Inc. will be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Issuer will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto.

Further Issues

The Issuer may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Concerning the Trustee

The trustee may engage in transactions with, or perform services for, the Issuer, Omnicom Group Inc. and affiliates of the Issuer and Omnicom Group Inc. in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in the International Indentures unless an event of default under the International Indentures occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

The debt securities, the guarantee of the debt securities and the International Indentures are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OMNICOM GROUP INC. SUBSCRIPTION RIGHTS

The following briefly summarizes the material terms and provisions of the subscription rights that Omnicom Group Inc. may offer pursuant to this prospectus, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of the subscription rights that are offered by Omnicom Group Inc., which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the subscription rights being offered.

General

Omnicom Group Inc. may issue subscription rights to purchase common stock, preferred stock, or warrants to purchase preferred stock or common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•        the title of such subscription rights;

•        the securities for which such subscription rights are exercisable;

•        the exercise price for such subscription rights;

•        the number of such subscription rights issued to each stockholder;

•        the extent to which such subscription rights are transferable;

•        if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•        if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•        any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OMNICOM GROUP INC. WARRANTS

The following briefly summarizes the material terms and provisions of the warrants to purchase common stock or preferred stock that Omnicom Group Inc. may offer pursuant to this prospectus, other than pricing and related terms which will be disclosed in a prospectus supplement.

You should read the particular terms of the warrants that are offered by Omnicom Group Inc., which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. A copy of each form of warrant agreement, including the form of certificate that will represent a particular warrant, will be filed as an exhibit to one of Omnicom Group Inc.’s future SEC reports and incorporated by reference in the registration statement to which this prospectus relates. You should read the more detailed provisions of the specific warrant agreement and the warrant certificate for provisions that may be important to you.

Warrants may be issued independently or together with common stock, preferred stock or debt securities, as applicable, and will be separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Omnicom Group Inc. and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one series of warrants. The warrant agent will act solely as the agent of Omnicom Group Inc. under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such warrants.

The applicable prospectus supplement will describe the terms of common stock warrants or preferred stock warrants offered, the stock warrant agreement relating to the common stock warrants or preferred stock warrants, and the common stock warrant certificates or the preferred stock warrant certificates representing the common stock warrants or preferred stock warrants, as applicable, including the following:

•        the title of the warrants;

•        the securities for which the warrants are exercisable;

•        the price or prices at which the warrants will be issued;

•        the number of warrants issued with each share of common stock or preferred stock;

•        any provisions for adjustment of the number or amount of shares of common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•        if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•        the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•        the maximum or minimum number of warrants which may be exercised at any time;

•        if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants; and

•        any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant entitles the holder to purchase for cash the principal amount of debt securities or shares of common stock or preferred stock at the exercise price set forth in the prospectus supplement relating to the offered warrants.

The prospectus supplement for the offered warrants will describe the procedures for exercising the warrants and will set forth the expiration date of the warrants. Upon exercise of the warrants, Omnicom Group Inc. will forward the shares of common stock or preferred stock purchased. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement for the offered warrants. After the close of business on the expiration date, unexercised warrants will become void.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Jones Day, New York, New York, by Jones Day, London, England as to matters of English law, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain legal matters in connection with the securities and any offering of those securities will be passed upon for us by our general counsel, Louis F. Januzzi. Mr. Januzzi is an officer of Omnicom Group Inc. and has received, and may in the future receive, awards of restricted stock and other benefits determined by reference to Omnicom Group Inc. securities. Mr. Januzzi beneficially owns or has rights to acquire a total of less than 1% of Omnicom Group Inc.’s outstanding common stock.

EXPERTS

The consolidated financial statements and financial statement schedule II of Omnicom Group Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.